SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549
                             ______________


                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934
                              ______________


                   Date of Report:  February 13, 1996
                    (Date of earliest event reported)


                         DETECTION SYSTEMS, INC.
           (Exact Name of Registrant as Specified in Charter)


New York State                 0-8125               27--069690
(State or Other Jurisdiction (Commission         (IRS Employer
    of Incorporation)       File Number)   Identification No.)

             130 Perinton Parkway, Fairport, New York 14450
                (Address of Principal Executive Offices)


                             (716) 223-4060
          (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         On February 13, 1996 the registrant acquired all of the outstanding stock of Radionics, Inc. from Expamet, Inc., a wholly-owned subsidiary of Expamet International PLC, for $17,525,000 in cash. The acquisition was financed with a loan agreement from Fleet Bank. The registrant intends to continue the business of Radionics, Inc., a leading U.S. manufacturer of control equipment for the security, fire protection and access control markets. See also Item 7 and Exhibits below.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Audited Financial Statements of Radionics, Inc. for the three years ended December 31, 1995 and pro forma combined information for Radionics, Inc. and Detection Systems, Inc. will be filed no later than April 12, 1996.



                                EXHIBITS

(2) Definitive Stock Purchase Agreement, dated February 12, 1996 for purchase of stock of Radionics, Inc.

(10)     Credit Facility Agreement, dated February 12, 1996


                               SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             DETECTION SYSTEMS, INC.

                             By:  /s/  Frank J. Ryan
                                  Frank J. Ryan
                                  Vice President, Secretary, Treasurer


Dated:  February 27, 1996

                                EXHIBIT 2












                        STOCK PURCHASE AGREEMENT

                                  AMONG

                         DETECTION SYSTEMS, INC.

                                   AND

                        EXPAMET INTERNATIONAL PLC

                                   AND

                              EXPAMET, INC.









                            February 12, 1996

                         STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is made and entered into as of the 13th day of February, 1996, by and among DETECTION SYSTEMS, INC., a New York corporation (the "Purchaser"), EXPAMET INTERNATIONAL PLC, an English public company limited by shares ("International"), and EXPAMET, INC., a Delaware corporation (the "Seller").


W I T N E S S E T H:

         WHEREAS, the total authorized capital stock of Radionics, Inc., a California corporation ("the Company"), consists of 100 shares of common stock, no par value per share, of which 100 shares are presently issued and outstanding (collectively, the "Shares"); and

         WHEREAS, the Seller is the record and beneficial owner of all of the Shares; and

         WHEREAS, in reliance on and subject to the terms and conditions contained herein, the Purchaser desires to purchase the Shares from the Seller, and, after due consideration by its Board of Directors, the Seller desires to sell the Shares to the Purchaser;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.       PURCHASE AND SALE.

         1.1 Agreement to Purchase and Sell the Shares. At the Closing (such term and other capitalized terms used herein are defined for purposes hereof as provided in Paragraph 8.1), the Seller shall sell, assign, transfer and convey unto the Purchaser, and in reliance on and subject to the terms and conditions contained herein, the Purchaser shall purchase and acquire from the Seller, free and clear of any and all Liens, all (but not less than all) of the Shares for a cash purchase price (the "Cash Purchase Price") equal to SEVENTEEN MILLION SEVEN HUNDRED TWENTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($17,727,500.00).

         1.2 Closing. (a) The consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Nixon, Hargrave, Devans & Doyle LLP, Clinton Square, Rochester, New York, at 10:00 a.m., New York time, on February 12, 1996 (the "Closing Date").

         (b) At the Closing, (i) the Purchaser shall pay to the Seller the Cash Purchase Price by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Seller to the Purchaser in writing at least five (5) Business Days prior to the Closing, and (ii)the Seller shall deliver to the Purchaser certificates representing the Shares, duly endorsed for transfer, with all required stock transfer stamps, if any, affixed.

         (c) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing).

         (d) From time to time and at any time, at either party's reasonable request, whether on or after the Closing Date, and without further consideration, the other party shall execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be reasonably necessary or desirable to carry out the intent of this Agreement.

         1.3 Indebtedness. Prior to the Closing, the Seller shall have contributed to the capital of the Company the entire principal balance of the intercompany payable owed by the Company to the Seller, which was $21,172,850 on February 11, 1996, and made a cash capital contribution to the Company sufficient to pay all accrued but unpaid interest thereon through the date of the Closing, and such cash capital contribution shall have been used by the Company to pay the Seller such accrued but unpaid interest. Further, the Seller covenants and agrees with the Purchaser that contemporaneously herewith, the Seller shall pay all outstanding principal and interest owed by the Seller to Lloyds Bank Plc pursuant to that certain $12,500,000 Revolving Loan Facility between Lloyds Bank Plc and the Seller, dated December 17, 1991. The Seller shall pay (from funds other than those of the Company) all taxes, if any, payable by the Company as a result of the consummation of the foregoing transactions.

2.       ADDITIONAL AGREEMENTS.

         2.1 The Purchaser's Access and Inspection. After the Closing Date, the Purchaser shall, and shall cause the Company and its and the Company's employees and agents to, maintain in strict confidence and secrecy and not disclose to others or use the Confidential Information of the Seller, its Affiliates (other than the Company), and PAC International Ltd. After the Closing Date, International and the Seller shall, and shall cause their respective employees and agents to, maintain in strict confidence and secrecy and not disclose to others or use the Confidential Information of the Company. For purposes of this Agreement, "Confidential Information" of a Person (the "disclosing party") shall mean all technical, business and other information of the disclosing party that derives economic value, actual or potential, from not being generally known to other Persons, including, without limitation, technical or nontechnical data, compositions, computer programs, devices, methods, techniques, drawings, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, and information regarding the business plans and operations of the disclosing party. Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Person subject to the foregoing restrictions (the "restricted party"), (ii) becomes available to a restricted party on a nonconfidential basis from a source (other than the disclosing party or its employees or agents) which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the disclosing party, (iii) was in the possession of the restricted party on a nonconfidential basis prior to the date hereof, other than information that would otherwise be Confidential Information of the Company which is in the possession of International or the Seller prior to the date hereof, or (iv) does not constitute a trade secret under applicable Law three years ater the Closing Date. Nothing contained herein shall limit or restrict any other obligations of confidentiality of any Person imposed by any legal, contractual or fiduciary obligation.

         2.2 Cooperation. The parties shall cooperate fully with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and each party shall use its reasonable efforts to consummate the transactions contemplated herein in a timely manner, to fulfill its obligations hereunder, and to satisfy all conditions to the Closing which such party is obligated to satisfy pursuant hereto.

         2.3 Expenses. Except as otherwise provided herein, all expenses incurred by the Purchaser in connection with the negotiation, authorization, preparation, execution and performance of this Agreement and the transactions contemplated herein shall be paid by the Purchaser.
Except as otherwise provided herein, all expenses incurred by International, the Seller and the Company in connection with the negotiation, authorization, preparation, execution and performance of this Agreement and the transactions contemplated herein shall be paid by International and shall not be paid from any of the assets of the Company.

         2.4 Brokers. Except for Kleinwort Benson North America, Inc., which has acted on behalf of International, the Seller and the Company and who shall be paid by International or the Seller, each party represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein and agrees to indemnify the other party from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

         2.5 Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual agreement of the Purchaser and International, except as may be required by applicable Law or any listing agreement with a national securities exchange or quotation system, in which event such party shall give the other party prior notice of the issuance of the press release or announcement, together with a copy of the proposed release or announcement, in advance of the public distribution thereof.

         2.6 Actions by the Seller and International. The Seller and International each represent and warrant to the Purchaser that their respective Board of Directors has, by resolution duly adopted at a meeting duly held, (i) approved and adopted this Agreement and the transactions contemplated hereby, and (ii) determined that this Agreement and the transactions contemplated hereby are in the best interest of such company and its shareholder(s).

         2.7 Brochures. The Purchaser shall not, and shall cause the Company not to, print any new letterhead, brochures, forms, reports and other items which reference Expamet International Plc, Expamet, Inc. or contain the word Expamet; provided, the Company may continue to use previously printed materials containing such references for a reasonable period of time following the Closing. The Purchaser acknowledges and agrees that it will not, pursuant to this Agreement, acquire any right, title or interest in or to the trademark or tradename "Expamet" or any variation thereof.

         2.8 Employee Benefit Plans. (a) The Purchaser covenants and agrees that following the Closing it will provide the Company's employees who are employed by the Purchaser or one of its Affiliates (including the Company) following the Closing with employee benefits that are substantially the same as or equivalent in economic value to those provided to employees of the Purchaser generally.

         (b) The Purchaser covenants and agrees that following the Closing it shall pay, or cause the Company to pay, as they become due, all claims made by (i) employees and former employees of the Company and their beneficiaries under the Expamet Group Benefits and Insurance Plan identified as item A2 on Schedule 3.14(a) (the "Group Insurance Plan") that are eligible for payment under the terms of such plan, and (ii) all claims made by employees of Oil Air Hydraulics, Inc. ("Oil Air") and their beneficiaries under the Group Insurance Plan that are eligible for payment under the terms of the Group Insurance Plan, which arise on or prior to the last date Oil Air employees are eligible to participate in such plan, and which are submitted for payment prior to March 15, 1996; provided, however that the Purchaser's obligation under this paragraph with respect to claims submitted by the employees of Oil Air and their beneficiaries shall not exceed in the aggregate the total amounts paid to the Company by Oil Air in calendar year 1996 for the participation of all employees and beneficiaries in such plan, less amounts paid in calendar year 1996 (i) to Oil Air's employees and their beneficiaries for claims incurred in such year pursuant to such plan or (ii)as premiums for insurance coverage relating to such plan to the extent that such premiums relate to employees of Oil Air (whether before or after the Closing). International covenants and agrees that it shall pay, or cause Oil Air to pay, all claims made by its employees and their beneficiaries pursuant to such plan that are eligible for payment under the terms of such plan to the extent such claims exceed the Purchaser's obligations under this Paragraph 2.8(b). Further, through February 29, 1996, International shall cause Oil Air to continue to make payments to the Company consistent with past practice for the inclusion of its employees and their beneficiaries in the Group Insurance Plan. The Purchaser shall cause the Company to permit the employees of Oil Air and their beneficaries to continue to participate in such plan through February 29, 1996. In the event Oil Air establishes a group benefits and insurance plan to provide benefits similar to those provided by the Group Insurance Plan prior to February 29, 1996, the effective date of such Oil Air plan shall be substituted for February 29, 1996. This Paragraph 2.8(b) shall not be construed as an assumption by the Purchaser or the Company of any obligations of Oil Air to its employees, whether or not relating to the Group Insurance Plan.

         2.9 Salinas Lease. The Purchaser shall use reasonable efforts to assist (a) International in obtaining a release of its guaranty of the obligations of the Company under that certain Lease between Magna Plantare Development Group, Inc. and the Company, dated July 12, 1989, including, without limitation, by providing the lessor thereunder with a guaranty of the Purchaser to replace International's guaranty of such lease, and (b) the Seller in obtaining a release of its guaranty of the obligations of the Company under that certain U.S. Government, General Services Agreement identified on Schedule 3.18(b), including, without limitation, by providing the U.S. Government with a guaranty of the Purchaser to replace the Seller's guaranty of such agreement. If such releases are not obtained at or before Closing, the Purchaser shall continue thereafter to assist International and the Seller in seeking such releases and shall in all events indemnify International and the Seller for and hold International and the Seller harmless from any and all obligations or liabilities under such guaranties or such lease and agreement. At the request of the Purchaser, the Seller shall cause the Company to use its best reasonable efforts to obtain an estoppel certificate from the landlord under the foregoing lease certifying that the lease is in full force and effect and that the Company is not in default thereunder in any respect.

         2.10 Tax Matters; Financial Statements.

         (a) After the Closing, the Seller shall file, or cause to be filed, when due all consolidated income Tax returns and reports with respect to income Taxes arising from the operation of the Company's business through the Closing Date, in accordance with the following procedures. The Seller shall prepare, or cause to be prepared, an initial draft of each such income Tax return, and the Purchaser shall cause the Company to fully cooperate with the Seller in connection with the preparation of such Tax returns. The Seller shall furnish the Purchaser with a copy of the initial draft of the portion of such income tax return relating to the Company not less than thirty (30) days prior to the due date thereof. The Purchaser shall be entitled to review such draft return prior to filing. The
Purchaser shall also cause the Company's employees to provide such other assistance with respect to such income Tax returns as is reasonably requested by the Seller. The Seller or International shall pay (from funds other than those of the Company) all Taxes due in connection with such returns.

         (b) After the Closing, the Purchaser shall cause the Company to file, when due, all state income Tax returns and reports with respect to state income Taxes arising from the operation of the Company's business through the Closing Date in accordance with the following procedures. The Purchaser shall prepare or cause the Company to prepare, an initial draft of each such state income Tax return. The Purchaser shall cause the Company to furnish the Seller and International with a copy of each such return not less than thirty (30) days prior to the due date thereof. The Seller and International shall be entitled to review and comment on each such draft prior to the filing thereof, and the Purchaser shall not permit the Company to file any such return without the Seller's or International's consent, which shall not be unreasonably withheld or delayed. The Seller and International shall pay (from funds other than those of the Company) all Taxes due in connection with such returns. The Taxes due in connection with the state income tax returns for the Company's Tax year including the Closing Date shall be determined based upon a closing of the Company's books as of the end of business on the Closing Date.

         (c) The Purchaser and International agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books, records, computer files and personnel) and assistance relating to the Company as is reasonably necessary for the filing of any return, for the preparation for any audit, or for the prosecution or defense of any Action with respect to Taxes. International and the Purchaser agree to retain or cause to be retained all books, records and computer files pertinent to the Company until the applicable period for assessment under all applicable Law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Government. For a period of eighty-one months after the Closing Date, the Purchaser shall, and shall cause the Company to, give International reasonable notice prior to transferring, discarding or destroying any such books, records or computer files relating to Tax matters, and if International so requests, the Purchaser shall, or shall cause the Company to, allow International to take possession of such books, records and computer files. The Purchaser, the Seller and International shall cooperate with each other in the conduct of any audit or other proceeding involving the Company for any Tax purpose and shall each execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Paragraph 2.10(c).

         (d) After the Closing Date, upon the request of International, the Purchaser shall, and shall cause the Company to, assist International in preparing and in having audited any financial statements or financial information with respect to the Company reasonably requested by International and covering periods in which International was the direct or indirect owner of the Company.

         (e) Without the prior written consent of International, the Purchaser shall not file any amended Tax return increasing or affecting any liability for any Taxes to the extent that such action would increase International's obligations under Article 5. The Purchaser shall also give International an opportunity to review and comment on all correspondence with any Government, prior to mailing or transmission to such Government, with respect to Taxes of the Company for any or all tax periods through and including the Closing Date. Without the prior written consent of the Purchaser, neither International nor the Seller shall file any amended Tax return for the Group increasing any liability of the Company for any Taxes, unless International or the Seller has agreed to pay such Taxes. International or the Seller shall also give the Purchaser an opportunity to review and comment on all correspondence with any Government, prior to mailing or transmission to such Government, with respect to Taxes of the Company for any or all tax periods through and including the Closing Date.

         (f) The Seller shall pay, or cause to be paid, all Taxes arising from the operations, assets, liabilities, revenues, expenses, and income of the Seller and all Affiliates of the Seller, other than the Company.

         2.11 Section 338(h)(10) Election. (a) The Seller shall cause the consolidated group of U.S. corporations of which the Seller is the common parent to join with the Purchaser in making a joint election pursuant to
Section 338(h)(10) of the Code and similar provisions of state laws (the "Section 338(h)(10) Election") to treat the acquisition of the Shares as an acquisition of the Company's assets effective as of the Closing Date. The allocation of the Cash Purchase Price among the assets of the Company shall be made in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate, and such allocation shall be reasonably agreeable to the Seller. The Seller shall report, act, and file in all respects and for all purposes consistent with the agreed upon allocation. The Seller shall execute and deliver to the Purchaser such documents or forms (including Section 338 Forms, as defined below) as the Purchaser shall reasonably request or as are required by applicable law for an effective 338(h)(10) Election. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a 338(h)(10) Election, including, without limitation, any "statement of Section 338 election" and IRS Form 8023-A (together with any schedules or attachments thereto) that are required pursuant to treasury regulations. The Seller shall also provide any other assistance reasonably requested by the Purchaser in making the
Section 338(h)(10) Election. The Seller shall pay (from funds other than those of the Company) any federal, state, local or foreign income Tax attributable to the Section 338(h)(10) Election.

         (b) The Seller hereby agrees to consult with the Purchaser and to act in good faith to take all actions reasonably necessary to effectuate the Section 338(h)(10) Election, but the Purchaser shall have the final responsibility for the validity of the Section 338(h)(10) Election and its timely filing; provided that the Seller shall be responsible for, and the Seller shall indemnify the Company from, any additional Taxes payable by the Company as a result of the breach of any obligation of the Seller pursuant to this Paragraph 2.11.

         2.12  Obligations to Glen Greer.   International and the Seller shall
satisfy all obligations of the Company to Glen Greer under the Bonus Plan identified on Schedule 3.14(a) (item 11), if any, and the employment arrangement identified on Schedule 73.18(b)(ii) and shall indemnify the Company against any and all losses or claims resulting therefrom.

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         To induce the Purchaser to enter into and perform this Agreement, the Seller and International confirm that the statements contained in Paragraphs 3.1 (a) and (b), 3.2, 3.3, 3.7, 3.10(a), and 3.12(a) are true and correct, and confirm that to the knowledge of the Executive Officers the statements contained in Paragraphs 3.1(c), and 3.4 through 3.24 (other than Paragraphs 3.7, 3.10(a), and 3.12(a)) are true and correct, except as qualified by the Schedules attached hereto:

         3.1  Organization and Qualification; Subsidiaries.
              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of California. International is an English public company limited by shares duly organized, validly existing and in good standing under the laws of England and Wales. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has full corporate power and authority to carry on its business as it is now being conducted.

              (b) The Seller has previously provided the Purchaser with correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as amended to date.

              (c) The Company is duly qualified or licensed as a foreign corporation in the jurisdictions listed in Schedule 3.1(c), which, except as set forth on part 2 of Schedule 3.1(c), are all jurisdictions where such qualification or license is necessary, except where such failure would not have a Material Adverse Effect.

         3.2 Ownership of Shares. (a) The Company has an authorized capital stock of 100 common shares, no par value per share, of which 100 shares are presently issued and outstanding and are owned of record and beneficially by the Seller. All the Shares are duly authorized, validly issued, fully paid and nonassessable. There are no other outstanding shares of capital stock or other equity interests in the Company. There are no securities convertible into, rights to subscribe for, rights to purchase, options or warrants to purchase, agreements or any other arrangements providing for the issuance (contingent or otherwise) of any shares of capital stock or other equity interests of the Company. There are no Actions relating to the Shares.

              (b) The Company has no interest, direct or indirect, or any commitment to purchase or otherwise acquire any shares or other equity interests, direct or indirect, in, or to make any loans to or other investments in, any other Person.

              (c) Except for the Lien set forth on Schedule 3.2(c) which shall have been released at or prior to the Closing, the Seller is the sole record and beneficial owner of the Shares, free and clear of any and all Liens of any kind whatsoever. There are no outstanding binding contracts, demands, commitments, or other agreements or arrangements under which the Seller is or may become obligated to sell, transfer or assign any of the Shares.

         3.3  Authority; Inconsistent Obligations.
              (a) Each of the Seller and International has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein in accordance with its terms. The execution and delivery of this Agreement by the Seller and International and the consummation by the Seller and International of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Seller and International. This Agreement constitutes the valid and legally binding obligation of the Seller and International, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

              (b) Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) result in a violation of the Memorandum and Articles of Association of International or the Certificate or Articles of Incorporation (as the case may be) or Bylaws of the Seller or the Company, (ii)result in a violation of any Law or Order, or (iii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, lease, license, permit, contract or other instrument or document to which International, the Seller or the Company is a party or by which any of them or any of their respective assets and properties, including, without limitation, the Shares, is subject or bound, where such breach, conflict or default would have a Material Adverse Effect; nor will such actions result in the creation of any Lien on any of the Shares or any of the Company's assets or properties.

         3.4 Consents. The execution and delivery of this Agreement by International and the Seller, the consummation of the transactions contemplated herein and the performance by International and the Seller hereunder does not require the consent, approval or action of, or any filing with or notice to, any Government or other Person, except (a) as set forth on Schedule 3.4, (b) the pre-merger requirements of the HSR Act, and
(c) where the failure to obtain such consent, approval or action, or to make any filing or notice, would not prevent or materially delay consummation of the transactions contemplated herein or otherwise prevent International or the Seller from performing their respective obligations under this Agreement and would not have a Material Adverse Effect.

         3.5 Compliance with Laws. Except as set forth on Schedule 3.5, the Company's operations are being conducted in accordance with all applicable Laws, the violation of which could, in the aggregate, have a Material
Adverse Effect.  Except as set forth on Schedule 3.5, since January 1,
1990, the Company has not received any notification of any asserted past or present failure by the Company to comply with any Law, the violation of which could have a Material Adverse Effect.

         3.6 Possession of Franchises, Licenses, Etc. The Company possesses all franchises, certificates, licenses, permits and other authorizations from Governments that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, except for such franchises, certificates, licenses, permits and other authorizations the absence of which would not, in the aggregate, have a Material Adverse Effect.

         3.7 Financial Statements. Prior to the date hereof, the Seller has delivered to the Purchaser copies of the Company's unaudited Balance Sheet as at December 31, 1995, 1994, and 1993, and Statements of Profit and Loss and Cash Flows for the fiscal years then ended. Except as set forth on
Schedule 3.7, all of such financial statements (including any related notes and schedules thereto) have been prepared from the books and records of the Company in the ordinary course of its business on a consistent basis, and each fairly presents, in all material respects, as the case may be, the financial position of the Company as at the respective dates thereof or the results of its operations for the periods indicated.

         3.8 Liabilities. Except as set forth on Schedule 3.8, the Company has no Liability, except (i) those reflected in the unaudited Balance Sheet of the Company as at December 31, 1995 (the "Unaudited Balance Sheet"),
(ii) Liabilities with respect to the transactions contemplated hereby,
(iii) Liabilities incurred by the Company in the ordinary course of business under warranties on products manufactured or sold by the Company,
(iv) other Liabilities incurred in the ordinary course of business since December 31, 1995, and (v) other Liabilities which, individually or in the aggregate, will not have a Material Adverse Effect.

         3.9 Tangible Assets. (a) The Company has good and valid title to all of the tangible assets and personal properties reflected on the Unaudited Balance Sheet, other than leased assets and property disposed of in the ordinary course of business since the date thereof (collectively, the "Owned Assets") free and clear of all Liens except for: (i)those set forth on Schedule 3.9(a), (ii)imperfections of title, if any, that do not materially detract from the value of the Owned Asset subject thereto, or materially interfere with the manner in which such Owned Asset is currently being used by the Company, and (iii) taxes and general and special assessments not in default and payable without penalty or interest. All of the material Owned Assets are located in or on the Leased Real Property.

              (b) Except as disclosed in Schedule 3.9(b), the plants, buildings, structures and other material assets owned or leased by the Company are sufficient to carry on the business of the Company as now conducted, and the Company owns or leases all plants, buildings, structures and other material tangible assets presently used by it in its business.

              (c) Except as set forth on Schedule 3.9(c), all items of inventory reflected on the Unaudited Balance Sheet are of a quality usable and saleable in the ordinary course of the Company's business. The value at which the inventory is carried on the books of the Company reflects the normal inventory valuation policy utilized by the Company, consistently applied, and is stated at the lower of cost or market on a FIFO basis. Except as described in Schedule 3.9(c), the Company does not hold any items of inventory on consignment or have title to any items of inventory in the possession of others.

         3.10 Real Property. (a) The Company does not own any parcel or tract of real property. Schedule 3.10(a)(i) identifies each parcel or tract of real property by location leased by the Company (whether or not used by the Company) from any other Person (collectively, the "Leased Real Property"). The Leased Real Property constitutes all of the real property currently used by the Company or necessary to conduct the Company's business as currently being conducted.

              (b) All agreements with respect to leases, easements, rights of way, and other non-fee simple interests granted to the Company in the Leased Real Property (collectively, the "Real Property Leases") are listed in Schedule 3.10(b). The interest of the Company in and under each of the Real Property Leases is free and clear of any defects, claims or Liens and is not subject to any present or threatened Action. True and correct copies of each of the Real Property Leases have been provided by the Seller to the Purchaser.

              (c) The Company is lawfully in possession of all of its Leased Real Property which is the subject of a Real Property Lease, and all conditions precedent to the obligation of the Company to take possession and continue to occupy all Leased Real Property have been fulfilled.

              (d) There is no (i) violation or claimed violation of any building, zoning or other Laws relating to the use of the Leased Real Property, (ii) pending or threatened condemnation or similar proceedings affecting the Leased Real Property, or (iii) special real estate Tax assessments affecting the Leased Real Property.

         3.11 Litigation. Except as set forth in Schedule 3.11, there are no Actions pending or threatened in writing, against the Company that are reasonably likely to have a Material Adverse Effect. The Company is not subject to any outstanding Order that could have a Material Adverse Effect.

         3.12 Taxes. (a) All Taxes due and payable by the Company and the Group (for which the Company is jointly and severally liable) under current law with respect to all periods prior to and up to and including the date hereof have been duly and properly computed, reported, fully paid and discharged. Without limiting the foregoing or preventing a breach thereof, the Seller has advised the Purchaser of the matters described on Schedule 3.12(a).

              (b) Schedule 3.12(b) lists all material federal, state, local and foreign income Tax returns filed by the Company for the three tax years ending December 31, 1994, indicates those income Tax returns that have been examined by the appropriate Government, and indicates those income Tax returns that are currently the subject of examination by the appropriate Government. The Seller has delivered to the Purchaser (i) copies of all material income Tax returns filed by the Company for the three tax years ending December 31, 1994, and (ii) examination reports, statements of deficiency, and similar material reports issued by the appropriate Government with respect to such tax years.

              (c) Except as disclosed in Schedule 3.12(c), the Company has not agreed to any extension of time with respect to the assessment of any Taxes. Except as disclosed in Schedule 3.12(c), the Company is not a party to any income Tax allocation or sharing agreement. Except as disclosed in
Schedule 3.12(c), since January 1, 1990, the Company has not been a member of an affiliated group (as defined in Code Section 1504) filing a consolidated federal income Tax return (other than an affiliated group the common parent of which was the Seller).

         3.13 Employment and Labor Matters. Except as set forth on Schedule 3.13, (i) the Company is not a party to any collective bargaining agreement or agreement of any kind with any union or labor organization, (ii) no union or other collective bargaining representative has been certified or recognized by the Company as representing any employee, nor, is a union or other collective bargaining representative seeking recognition for such purpose, (iii) there are no controversies pending or threatened in writing, between the Company and any labor union or collective bargaining representative, and (iv) the Company has not received any notice that there has been an attempt by any union or other labor organization to organize any of its employees at any time since January 1, 1990. Except as set forth on Schedule 3.13, since January 1, 1990, the Company has complied with any employment-related Laws, including but not limited to those relating to wages, hours, health and safety (including, without limitation, the Occupational Safety and Health Act of 1978, as amended), payment of social security contributions, withholding and other taxes, maintenance of workers' compensation insurance, payment of unemployment insurance premiums, labor and employment relations and employment discrimination and harassment, except where such failure to comply would not, in the aggregate, have a Material Adverse Effect.

         3.14 Employee Benefit Matters. (a) Schedule 3.14(a) lists all plans, programs, and similar agreements, commitments or arrangements maintained by or on behalf of the Company or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of the Company ("Plan" or "Plans"). Except as set forth on
Schedule 3.14(a), only current and former employees of the Company and their eligible dependents participate in the Plans. Copies of all Plans and, to the extent applicable, all related trust agreements, actuarial reports, and valuations for the most recent three years, all summary plan descriptions, prospectuses, Summary Annual Reports, Annual Report Form 5500s, or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by the Purchaser, including all amendments, modifications and supplements thereto, have been provided to the Purchaser, and all such copies are true, correct and complete.

              (b)  With respect to each Plan, except as set forth on
Schedule 3.14(b): (i) no Action or audit is pending or threatened in writing involving such Plan; (ii) such Plan has been administered and operated in compliance in all material respects with all applicable Laws, including, without limitation, ERISA and the Code, except where such failure to comply would not have a Material Adverse Effect; (iii) the Company has made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable Law, with respect to any period ending prior to the Closing Date, and all such amounts have been determined using the ongoing actuarial and funding assumptions of the Plan; and (iv) such Plan has been administered and operated only in the ordinary and usual course and in accordance with its terms in all respects, except where such failure to comply would not have a Material Adverse Effect.

              (c) Schedule 3.14(c) lists each Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, including any terminated employee benefit plans ("ERISA Plan"). None of the ERISA Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA.

              (d)  With respect to each ERISA Plan, except as set forth on
Schedule 3.14(d), neither such Plan, nor any trustee, administrator, fiduciary, agent or employee thereof, has at any time been involved in a transaction which would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Section 407 or 408 of ERISA,
Section 4975 of the Code or a class or administrative exception issued by the Department of Labor, or such transaction would not have a Material Adverse Effect, nor has any such Person been involved in or caused such Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA, except where such breach would not have a Material Adverse Effect.

              (e) Of the ERISA Plans, only the Radionics, Inc. Employees' Retirement Plan is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan"). With respect to the Pension Plan, except as set forth on Schedule 3.14(e): (i) such Pension Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income Tax under Section 501(a) of the Code; (ii)such Pension Plan is not a defined benefit plan subject to Title IV of ERISA; and (iii) the Pension Plan is funded in an amount equal to the participants' account balances, whether or not vested.

              (f) Neither the Company nor any of the Plans has any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment except for retirement benefits under the Pension Plan or except as required by Section 601 of ERISA and Section 4980B of the Code. As of the Closing Date, notice of the availability of continuation coverage (as defined in Section 602 of ERISA and Section 4980B of the Code) will have been provided to all persons entitled thereto and all persons electing such coverage have been or will be provided such coverage.

              (g) Except as set forth on Schedule 3.14(g), the active participation in each Plan set forth in Schedule 3.14(c) of all employees of the Company shall cease as of the Closing Date for all periods of time on or after the Closing Date, unless the Purchaser agrees to adopt or continue such Plans.

              (h) If any Plan covers an employee who will not continue employment with the Purchaser, to the extent deemed necessary by the Seller, such Plan shall be divided into separate plans on or before the Closing Date to permit the Purchaser to adopt or continue only those portions of such Plans which cover employees who continue employment with the Purchaser.

              (i) Subject to Section 3.14(h), to the extent the Purchaser is adopting or continuing any Plan, nothing contained in this Agreement shall limit or restrict the Purchaser's right from and after the Closing Date to amend or to modify any of the Plans in such manner as the Purchaser deems appropriate or to terminate any of the Plans.

         3.15 Environmental Matters. (a) Except as disclosed by the environmental audits and reports listed on Schedule 3.15(a), copies of which have been delivered to the Purchaser, or as otherwise set forth on
Schedule 3.15(a), the Company is not in violation of any Environmental Law.

              (b) Except as set forth on Schedule 3.15(b), there are no pending Actions, demands, inquires or notices, or Actions, demands, inquires or notices threatened in writing, or any outstanding Orders against or involving the Company relating to (i) Hazardous Materials, (ii) any Environmental Law, (iii) permits, licenses, approvals or operating authorizations under any Environmental Law, or (iv) off-site locations to which the Company has sent Hazardous Materials for treatment, storage, recycling, reclamation or disposal.

              (c) Except as set forth on Schedule 3.15(c), no underground storage tanks are located on the Leased Real Property.

              (d) Except as disclosed on Schedule 3.15(d), the Company has all permits, licenses, approvals and operating authorizations that are required pursuant to all applicable Environmental Laws for the conduct of its business as it is now being conducted and the ownership of its properties and assets.

              (e) Except as disclosed on Schedule 3.15(e), there is no soil, ground water or surface water contamination by Hazardous Materials at, on, under or in the Leased Real Property for which investigation and/or remediation is required under any Environmental Law, and there is no damaged friable asbestos containing material at the Leased Real Property.

              (f) Except for Paragraph 3.4 and Schedule 3.4, all representations and warranties made by the Seller and International relating to environmental matters are made solely and exclusively in this Paragraph 3.15, and no other provision of this Agreement shall be construed as a representation or warranty with respect to such matters.

         3.16 Intellectual Property Rights. (a) Schedule 3.16(a) contains a correct and complete list of all trademarks, service marks, trade names, computer programs (other than off-the-shelf and shrinkwrap software), patents, and patent applications, and all registrations and applications thereof (collectively, the "Intellectual Property") currently used, owned or licensed to or by the Company which are valuable in the operation of the Company's business. The Company is not a party to, either as licensor or licensee, and is not bound by or subject to, any license agreement for any Intellectual Property, trade secret or confidential information, except as described in Schedule 3.16(a). True and correct copies of each such agreement have been provided by the Company to the Purchaser.

              (b) Except as set forth on Schedules 3.16(b), the Company has not interfered with, infringed upon or misappropriated any intellectual property rights of any other Person, nor has any Person interfered with, infringed upon or misappropriated any of the Intellectual Property, trade secrets or other protectable intangible property rights of the Company.

         3.17 Insurance. Schedule 3.17 contains a correct and complete list and description of all policies of insurance currently maintained by the Company, all of which are, and will be maintained through the Closing Date, in full force and effect. The Company has delivered to the Purchaser a correct and complete copy of each such insurance policy. All premiums due thereon have been paid, and the Company has not received any notice of cancellation with respect thereto. Except as set forth on Schedule 3.17 the Company has had comparable insurance coverage with the same policy limits in full force and effect since January 1, 1990. Schedule 3.17 also lists and describes all occurrences which may form the basis for a claim in excess of $50,000 by or on behalf of the Company under any such policy; and the Company has timely given notice of all such occurrences to the appropriate insurer and has not waived (either intentionally or inadvertently) its right to make the related claim under any such policy.

         3.18 Customers and Suppliers; Company Contracts   Customers and
Suppliers; Company Contracts;.

              (a) Schedule 3.18(a)(i) sets forth the names and addresses of each supplier of significant goods or services to the Company (other than public utilities) with respect to which practical alternative sources of supply are not readily available or from which the Company purchased at least One Hundred Thousand United States Dollars (U.S. $100,000) (or the equivalent in any other currency) in goods or services in calendar year
1995 (collectively, the "Significant Suppliers"), and Schedule 3.18(a)(ii) sets forth the names and addresses of the fifty (50) largest customers of the Company (based on the amount of sales by the Company to such customers) for calendar year 1995 (the customers identified on such Schedule are referred to collectively as the "Significant Customers"). Except as disclosed in Schedule 3.18(a)(iii), the Executive Officers are not aware
(i) that any Significant Supplier or Significant Customer intends to discontinue or substantially diminish or substantially adversely change its relationship with the Company or the terms thereof, or (ii) that any supplier intends to discontinue the manufacture or sale of any part or supply that would adversely affect any product line of the Company.

              (b) Schedule 3.18(b) identifies each of the written and oral contracts, agreements, understandings, promises and other commitments (collectively, the "Company Contracts"): (i) with each Significant Supplier and Significant Customer (other than orders for the purchase and sale of goods or services made in the ordinary course of business of the Company);
(ii) for the employment of any officer or employee of the Company on other than an at-will basis; (iii) for the lease of any assets having a fair market value of more than $20,000; (iv)providing for the services of sales representatives or similar representatives in connection with the business of the Company; (v) containing any covenants by or binding the Company not to compete or to abide by any confidentiality agreement; (vi) all agreements which involve the payment or receipt by the Company of more than $50,000 per year or which have a term in excess of one year (other than orders for the purchase and sale of goods or services made in the ordinary course of business of the Company); (vii) between the Company and any independent contractor or agent of the Company which involve an obligation on the part of the Company to pay more than $50,000 per year; and
(viii)creating any joint venture between the Company and any other Person. The Seller has heretofore delivered a true and complete copy of each of the written Company Contracts to the Purchaser; provided, that all pricing information has been deleted from all Company Contracts with Significant Suppliers and Significant Customers. Schedule 3.18(b) also contains an accurate description of the terms of each oral Company Contract identified on Schedule 3.18(b).

              (c) All of the Company Contracts and Real Property Leases have been entered into in the ordinary course of the Company's business, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and, assuming all consents to assignment thereof that are described in Schedule 3.4 are received, will continue to be valid and enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated herein. There are no existing defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a default or event of default by the Company under any Company Contract or Real Property Lease and the other party to each Company Contract is not in default thereunder and there exists no event of default or event which, with the giving of notice or lapse of time or both, would constitute a default or event of default by such party under any Company Contract.

         3.19 Agreements with Related Parties. Except as set forth in
Schedule 3.19, the Company is not a party to any contract, agreement or lease with, or any other commitment to, the Seller or any Affiliate of the Seller.

         3.20 Books and Records. The books and records of the Company have been maintained in all material respects in accordance with sound business practices.

         3.21 Banks. Schedule 3.21 lists all banks or other financial institutions with which the Company has accounts, a line of credit or safe deposit box and the account numbers thereof and the names of persons authorized to act in connection therewith.

         3.22 Absence of Changes. Except as provided for in this Agreement or as may be set forth in Schedule 3.22, since December 31, 1995:

              (a) the business of the Company has been operated in the ordinary course and consistent with its prior practices;

              (b) the books, accounts and records of the Company have been maintained in the usual, regular and ordinary manner and, there has been no change by the Company in accounting methods, principles or practices;

              (c) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the shares of the Company, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the shares or other securities of the Company;

              (d) there has been no (i) increase in the compensation or in the rate of compensation or commissions payable or to become payable by the Company to any director, officer, manager, or to any other employee, independent contractor, consultant, or agent of the Company earning $100,000 or more per annum, (ii) general increase in the compensation or in the rate of compensation payable or to become payable to hourly or salaried employees earning less than $50,000 per annum ("general increase" for the purpose hereof shall mean any increase generally applicable to a class or group of employees and shall not include increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally applicable to a class or group thereof), or (iii) payment of or commitment to pay any bonus, profit share or other extraordinary compensation to any employee;

              (e) there have been no amendments or other corporate actions having the effect of an amendment increasing past or future contributions of any kind whatsoever to any Plan of the Company;

              (f) the Company has not entered into any agreement, contract, lease or license outside the ordinary course of business, consistent with prior practices;

              (g)  the Company has not incurred any indebtedness except for
(i) trade payables incurred in the ordinary course of business, or (ii) intercompany indebtedness or indebtedness to Lloyds Bank Plc which will be satisfied at or prior to the Closing pursuant to Paragraph 1.3;

              (h) no material assets of the Company (other than inventory) have been sold, leased or otherwise voluntarily disposed of;

              (i) no material casualty loss (whether or not covered by insurance) has been suffered; and

              (j) no material franchise, certificate, license, permit or other authorization from any Government has terminated or been surrendered; and

              (k) there has been no material adverse change in the financial or other condition, assets, liabilities or business of the Company.

         3.23 Accounts Receivable. The accounts receivable reflected on the Company's Unaudited Balance Sheet and those arising in the course of the Company's business since December 31, 1995 and prior to the Closing Date have been or will be created only in the ordinary course of business and, in all material respects, do or will represent bona fide transactions. No deductions or discounts (other than customary terms of sale of the Company) have been made with respect to any part of such receivables.

         3.24 Disclosure. The representations and warranties contained in this Agreement (including the Schedules), any certificate in connection herewith, and the information contained in the Company's data room for Person's interested in acquiring the Company (other than (i)projections as to the Company's or its products future performance (financial or otherwise), including, without limitation, product introduction dates, or
(ii)information or data which has been updated, modified, supplemented or amended by the statements contained in Article 3 or the Schedules hereto) taken as a whole, with the documents and materials referred to herein and therein, in light of the circumstances in which they were made, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         As an inducement to the Seller and International to enter into and perform this Agreement, the Purchaser hereby represents and warrants as follows:

         4.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York.

         4.2  Authorization; No Inconsistent Agreements.

              (a) The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated in this Agreement in accordance with its terms. All proceedings required to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement have been properly taken, and this Agreement constitutes the valid and legally binding obligation of the Purchaser, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

              (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) result in a violation of the articles of incorporation or bylaws of the Purchaser,
(ii) result in a material violation of any Law or Order, or (iii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, lease, license, contract or other instrument or document to which the Purchaser is a party or by which any of the assets or properties of the Purchaser are subject or bound, where such breach, conflict or default would have a material adverse effect on the financial condition, business or results of operations of the Purchaser.

         4.3 Consents. The execution and delivery of this Agreement by the Purchaser, the consummation of the transactions contemplated herein and the performance by the Purchaser hereunder does not require the consent, approval or action of, or any filing with or notice to, any Government or other Person, except the pre-merger notification requirements of the HSR Act.

         4.4 Securities Act. The Purchaser is acquiring the Shares for investment only and not with a view to any distribution thereof, and the Purchaser will not offer to sell or otherwise transfer the Shares except in a transaction that is in compliance with all applicable securities Laws.

         4.5 Funds. The Purchaser has sufficient funds or binding commitments to acquire sufficient funds prior to the Closing Date to pay the Cash Purchase Price and to consummate the transactions contemplated by this Agreement at the Closing.

         4.6 Knowledge. The following employees of the Purchaser have no actual knowledge of any breach of representation (other than Paragraph 3.12(a)), warranty or covenant made by the Seller and International herein:
Karl Kostusiak, Frank Ryan, and Larry Tracy.

5.       INDEMNITEES.

         5.1 Indemnification. (a) In accordance with and subject to the provisions of this Article 5, International shall, from and after the Closing, indemnify and hold harmless the Purchaser and the Company from and against and in respect of any and all losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees (including those related to bringing a successful claim under this Paragraph) and amounts paid in settlement (collectively, the "Purchaser Indemnified Losses"), suffered or incurred by the Purchaser or the Company by reason of, or arising out of:
(i) subject to the qualifications and limitations contained herein, any inaccuracy of any statement made by the Seller and International in Paragraphs 3.1(a) and (b), 3.2, 3.3, 3.7, 3.10(a), and 3.12(a) (and the
Schedules related thereto) of this Agreement, (ii) subject to the qualifications and limitations contained herein, any intentional inaccuracy of any statement made by, or intentional omission from any statement made by, the Seller and International in Paragraphs 3.1(c), and 3.4 through 3.24 and the Schedules related thereto (other than Paragraphs 3.7, 3.10(a), and 3.12(a)), and (iii) any breach of any covenant or agreement of the Seller or International contained Paragraphs 1.3, 2.1, 2.3, 2.4, 2.8(b), 2.10, or
2.11 of this Agreement. All amounts paid to or for the benefit of the Purchaser or the Company by International pursuant to this Article 5 shall, for tax purposes, constitute a reduction in the Purchase Price.

              (b)  In accordance with and subject to the provisions of this
Article 5, the Purchaser shall, from and after the Closing, indemnify and hold harmless the Seller and International from and against and in respect of any and all losses, damages, liabilities, costs and expenses, including reasonable attorneys' fees (including those related to bringing a successful claim under this Paragraph) and amounts paid in settlement (collectively, the "Seller Indemnified Losses"), suffered or incurred by the Seller or International by reason of, or arising out of any (i) misrepresentation or breach of representation or warranty of the Purchaser in Article 4 of this Agreement, (ii) breach of any covenant or agreement of the Purchaser contained in Paragraphs 2.1, 2.3, 2.4, 2.7, 2.8, 2.9 or 2.10,
(iii) the Action against International and the Company identified as item 1 on Schedule 3.5, (iv) any Liabilities of the Company for which the Seller or International may be deemed liable, except to the extent such liability is a Purchaser Indemnified Loss for which International is obligated to indemnify the Purchaser under this Article 5, and (v) subject to Paragraph 5.3(d), Tax obligations incurred by the Seller after the date hereof with respect to any and all periods prior to and through and including the date hereof arising from the operations, assets, liabilities, revenues, expenses, and income of the Company (other than Tax obligations payable by the Seller pursuant to Paragraphs 2.10(a), (b) or (f) and 2.11 or arising from the sale of the Shares; provided, however, that the Purchaser shall indemnify the Seller for Tax obligations payable by the Seller pursuant to Paragraphs 2.10(a) or (b) and 2.11 or arising from the sale of the Shares to the extent that such obligations arise due to an Action(s) with respect to periods prior to the Closing which reduces the Seller's net operating loss carryforwards or Tax credits). All amounts paid to or for the benefit of the Seller or International pursuant to this Article 5 shall, for tax purpose, constitute an increase in the Purchase Price.

              (c) For purposes of this Agreement, "Indemnities" shall mean
(i) in the case of a claim for indemnification made pursuant to Paragraph 5.1(a), the Purchaser and the Company, and (ii) in the case of a claim for indemnification made pursuant to Paragraph 5.1(b), the Seller and International. Further, for purposes of this Agreement, "Indemnitor" shall mean (x) in the case of a claim brought pursuant to Paragraph 5.1(a), International, and (y) in the case of a claim brought pursuant to Paragraph 5.1(b), the Purchaser.

         5.2 Third Party Claims. (a) If any Action by a third party arises after the Closing Date with respect to Taxes for which an Indemnitor may be liable under the terms of this Agreement, then the Indemnities shall notify the Indemnitor within thirty days (unless the Action reasonably requires notice in less than 30 days) after such Action arises and is known to the Indemnities, which notice shall indicate the nature of the claim, include a reasonably detailed statement of the circumstances giving rise to such claim and an estimate of the amounts involved, and the Indemnities shall give the Indemnitor a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnities; (ii) to take all other required steps or proceedings to settle or defend such Action; and (iii) to employ counsel reasonably acceptable to the Indemnities to contest any such Action in the name of the Indemnities or otherwise. If the Indemnitor will be principally liable for any amounts arising from such claim (as determined in good faith by the Indemnitor) and the Indemnitor wishes to assume the defense of any such Action, then it shall give written notice to the Indemnities within 30 days after notice from the Indemnities of such Action (unless the Action reasonably requires a response in less than 30 days after the notice is given to the Indemnitor, in which event it shall notify the Indemnities as soon as practicable, but in no event less than 10 days before such response is due), and the Indemnitor shall thereafter assume the defense of any such Action, through counsel reasonably satisfactory to the Indemnities; provided, that the Indemnities may participate in such defense at their own expense. The expenses of any defense provided by the Indemnitor hereunder shall be borne by the Indemnitor and shall be deemed to constitute Indemnified Losses hereunder. In furtherance of the foregoing, in the event an Action is brought by any Government based on a claim for Taxesfor which an Indemnitor would be liable hereunder, the Indemnitee shall provide the Indemnitor or its designated representative with powers of attorney, in form and substance satisfactory to the Indemnitor, which allow the Indemnitor or its designated representative to contest the claim in the name of the appropriate taxpayer, and to participate in all proceedings relating thereto (including through their presence at all audits, administrative appeals, hearings and conferences), in all cases in accordance with the terms of this Agreement.

              (b) If the Indemnitor does not assume the defense of, or if after so assuming the Indemnitor fails to defend, any such Action, then the Indemnities may defend against such Action in such manner as they may deem appropriate; provided that the Indemnitor may participate in such defense at its own expense, and provided, further, that the Indemnities may not settle such Action without the Indemnitor's prior written consent, which shall not be unreasonably withheld. If no settlement of such Action is made, the Indemnitor shall satisfy any Order rendered with respect to such Action, before the Indemnities are required to do so, and the Indemnitor shall promptly reimburse the Indemnities for the amount of all expenses, legal and otherwise, reasonably incurred by the Indemnities in connection with the defense against and approved settlement of such Action.

         5.3 Limitations on Claims and Liability. (a) No claim shall be brought by the Purchaser or the Company under this Article 5, and none of them shall be entitled to receive any payment with respect thereto, unless, at any time prior to the expiration of the Survival Period, they give International written notice of the existence of such claim within one hundred twenty (120) days of the discovery thereof; provided, however, that to the extent that International is prejudiced by any delay of more than sixty (60) days from the date of discovery by the Purchaser or the Company in giving such notice, it shall have no obligation hereunder to the extent so prejudiced. The rights of the Purchaser and the Company to indemnification under this Article 5 shall be their sole and exclusive remedy under this Agreement after the Closing and shall preclude the assertion of any other right or remedy by any of them against the Seller, International or any of their Affiliates arising from or in connection with this Agreement or any other document referred to herein or executed and delivered in connection herewith after the Closing; provided, however, that this Paragraph shall not impair any rights of the Purchaser under the Securities Act of 1934 and any rules promulgated thereunder. For purposes of clarity, the Purchaser acknowledges and agrees that following the Closing the Seller intends to commence proceedings to liquidate and, accordingly, after the Closing, neither the Purchaser, the Company nor any of their Affiliates shall have any claim, right or remedy against the Seller arising from or in connection with this Agreement or any other document referred to herein or executed and delivered in connection herewith, and following the Closing the Purchaser shall have no right to, and shall not, institute or maintain any Action arising from or in connection with this Agreement or any other document referred to herein or executed and delivered in connection herewith against the Seller. International acknowledges and agrees, however,that it shall be jointly and severally liable after the Closing for the obligations of the Seller under this Agreement that otherwise survive the Closing notwithstanding the foregoing sentence.

              (b) The Purchaser and the Company shall be entitled to indemnification from the Seller and International pursuant to Paragraph 5.1 and 5.2 (to the extent the costs and expenses incurred relate to a claim under Paragraph 5.1) hereof with respect to a breach of the representations and warranties contained in Paragraph 3.12(a) hereof only to the extent that Purchaser Indemnified Losses with respect thereto and amounts paid to or on behalf of the Seller or International pursuant to Paragraph 5.1(b)(v) exceed, in the aggregate, $200,000.00.

              (c) The maximum liability of International pursuant to this Agreement (including under any claim under the Securities Act of 1934 and any rules promulgated thereunder) is limited to $9,000,000.00.

              (d) The maximum liability of the Purchaser pursuant to Paragraph 5.1(b)(v) and 5.2 (to the extent the costs and expenses incurred relate to a claim under Paragraph 5.1(b)(v)) is limited to $200,000 less all Taxes and Indemnified Losses previously incurred by the Purchaser as a result of a breach of Paragraph 3.12(a).

         5.4. No Liability or Contribution by the Company. The Company shall not have any liability to the Seller or International as a result of any inaccuracy of any statement made in Article 3 hereof or breach of any covenant or agreement of the Seller contained in this Agreement.

6.       SURVIVAL OF REPRESENTATIONS AND OTHER PROVISIONS.

         6.1 Survival. The statements of the parties made in Articles 3 and 4 hereof and the indemnities of the parties contained in this Agreement shall survive any investigation heretofore or hereafter made by the other party(ies) and their respective Representatives and as to International and the Purchaser (but not the Seller) shall also survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period of two years following the date of Closing (the
"Survival Period") and shall thereafter be of no further force and effect; provided, however, that the Survival Period with respect to the representations, warranties and indemnities set forth in or relating to (i) Paragraph 3.2 shall never expire or terminate, (ii) Paragraph 3.12 shall terminate upon the expiration of eighty-one (81) months after the Closing Date, (iii)Paragraph 4.6 shall survive for two years following the Closing Date, except with respect to (x)the statements of the Seller and International in Paragraph 3.2 as to which it shall never expire or terminate, and (y)the statements of the Seller and International in Paragraph 3.12 as to which it shall terminate upon the expiration of eighty-one (81) months after the Closing Date, and (iv) the covenants in Paragraph 5.1(b)(v) shall terminate upon the expiration of eighty-one (81) months after the Closing Date. Anything herein to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to claims asserted and not so resolved within the Survival Period; provided, that any such claims shall be automatically extinguished unless submitted to arbitration in accordance with the terms of this Agreement within one year after the expiration of the initial Survival Period.


7.       MISCELLANEOUS.

         7.1 Notices. (a) All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class, certified or registered air mail (or the functional equivalent in any foreign country), return receipt requested, or by internationally recognized express delivery service, or by facsimile transmission to the intended recipient thereof at its address or facsimile number set out below. The addresses and facsimile numbers of the parties for purposes of this Agreement are:




         (i)  If to the Purchaser:     Detection Systems, Inc.
                                       130 Perinton Parkway
                                       Fairport, New York  14450
                                       Attn:  Karl H. Kostusiak, President
                                       Facsimile No. (716) 223-9180

              With copies to:          Nixon, Hargrave, Devans & Doyle LLP
                                       Post Office Box 1051
                                       Clinton Square
                                       Rochester, New York  14603
                                       Attn:  Justin P. Doyle, Esq.
                                       Facsimile No. (716) 263-1600

         (ii) If to the Seller         Expamet International Plc
              and International        Clifton House
                                       83/89 Uxbridge Road
                                       Ealing, London W5 5TA
                                       United Kingdom
                                       Attn:  Company Secretary
                                       Facsimile No. 011-44-181-840-6680

              With a copy to:          Kilpatrick & Cody
                                       Suite 2800
                                       1100 Peachtree Street
                                       Atlanta, Georgia 30309-4530
                                       Attn:  W. Stanley Blackburn, Esq.
                                       Facsimile No.  (404) 815-6555

              (b) Each party may change the address to which notices or other communications to such party shall be delivered by giving notice thereof to the other party hereto in the manner provided herein.

         7.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         7.3 Entire Agreement. Except for that certain Confidentiality Agreement dated December 21, 1995, between the Purchaser and International, this Agreement (including the Schedules hereto which are hereby incorporated herein by this reference) supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

         7.4 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without regard to its principles of conflicts of laws rules.

         7.5 Dispute Resolution. (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance, nonperformance, termination, expiration or breach of this Agreement and the transactions contemplated herein shall be solely and finally settled by arbitration, which shall be conducted in Manhattan, New York, in accordance with the Center for Public Resources, Inc.'s ("CPR") Rules for Non-Administered Arbitration of International Disputes, as now or hereafter amended (the "Rules") by a panel of three arbitrators selected in accordance with the Rules (the "Arbitrators"). Each of the Arbitrators shall be a lawyer experienced in corporate transactions and shall not have been employed or Affiliated with either of the parties or their Affiliates. Except as qualified below, the parties hereby renounce all recourse to litigation and agree that the award of the Arbitrators shall be final and subject to no judicial review. The Arbitrators shall decide the issues submitted to them in accordance with: (i) the provisions and commercial purposes of this Agreement; and (ii) the laws of New York (without regard to its principles of conflicts of laws).

              (b) Without limiting any similar rights or rights to discovery under the Rules or applicable Law, the parties agree to facilitate the arbitration by: (i) making available to one another and to the Arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the Arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules or by the Arbitrators for submission of evidence or briefs.

              (c) The decision of two (2) Arbitrators shall be required to bind the parties to the arbitration. The Arbitrators shall render their final award within ninety (90) days after the date when the arbitration commences.

              (d) Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. The Arbitrators shall divide all costs (other than fees of counsel, except to the extent the same constitute Indemnified Losses under Article 5) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances.

              (e) Notwithstanding any provision of this Paragraph 7.5 to the contrary, each party shall be entitled to seek injunctive and other equitable relief in any Forum of competent jurisdiction to enforce the provisions of this Agreement without first seeking or obtaining any decision of the Arbitrators with respect to the subject matter hereof, even if a similar or related matter has already been referred to arbitration in accordance with the terms of this Paragraph.

         7.6 Assignment. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party, except that the Purchaser may grant a security interest in its rights under this Agreement to the lender providing financing for the transactions contemplated hereby as collateral security for such financing; provided, however, that the Seller and International may consider the Purchaser to be the sole other party to this Agreement for all purposes hereunder until such time as they receive written notification that such lender has succeeded to the rights of the Purchaser hereunder, and thereafter the Seller and International may consider such lender to be the sole other party to this Agreement.

         7.7 No Third Party Beneficiaries. The parties do not intend to, and do not, by executing and delivering this Agreement, confer any benefit upon any Person other than the parties hereto and their permitted successors and assigns.

         7.8 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         7.9 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         7.10 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         7.11 Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.


8.       DEFINITIONS.

         8.1 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below:

         "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, investigation, mediation contest, set-off or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the former Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Arbitrators" shall have the meaning set forth in Paragraph 7.5(a).

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in London, England or New York, New York are required or authorized to be closed.

         "Cash Purchase Price" shall have the meaning set forth in Paragraph
1.1.

         "Closing" shall have the meaning set forth in Paragraph 1.2(a).

         "Closing Date" shall have the meaning set forth in Paragraph 1.2(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the Recitals.

         "Company Contracts" shall have the meaning set forth in Paragraph 3.18(b).

         "CPR" shall have the meaning set forth in Paragraph 7.5(a).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" shall have the meaning set forth in Paragraph 3.14(c).

         "Environmental Laws" shall mean all federal, state, local and foreign laws, including but not limited to all statutes, ordinances, rules, regulations, and common law, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, Hazardous Materials, or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, Hazardous Materials or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions and conditions of permits, licenses and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Executive Officers" shall mean the executive officers of International and Nancy Belton, Chuck Frank, Gary Holroyd and Mike Ware.

         "Forum" shall mean any federal, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system or arbitration panel.

         "Group" shall mean, individually and collectively; (i)the Company,
(ii)the Seller, and (iii)any individual, trust, corporation, partnership or any other entity as to which the Company is liable for taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other Law.

         "Group Insurance Plan" shall have the meaning set forth in Paragraph 2.8(b).

         "Government" shall mean any federal, state, local, municipal or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

         "Hazardous Material" shall mean petroleum, petroleum products, industrial and solid waste, and any substance, material or waste designated as hazardous or toxic under any applicable Environmental Law including, without limitation, asbestos, polychlorinated biphenyls (PCBs), and any substance which is (i) designated as a "toxic pollutant" pursuant to the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1317;
(ii) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.; or (iii) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

         "Hereof, "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "article", "paragraph", "Schedule" and like references are to this Agreement unless otherwise specified.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnitees" shall have the meaning set forth in Paragraph 5.1(c).

         "Indemnitors" shall have the meaning set forth in Paragraph 5.1(c).

         "Intellectual Property" shall have the meaning set forth in Paragraph 3.16.

         "International" shall have the meaning set forth in the Preamble.

         "Known", "to the knowledge of," or words of similar import employed in this Agreement with reference to any Person shall mean the actual knowledge of such Person.

         "Law" shall mean all federal, state, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions and similar laws and legal requirements in effect from time to time.

         "Leased Real Property" shall have the meaning set forth in Paragraph 3.10(a).

         "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

         "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof).

         "Material Adverse Effect" shall mean any material adverse effect on the financial condition, business or results of operations of the Company taken as a whole; provided that such term as used in Article 3 of this Agreement only shall be deemed to mean an adverse effect on the Company by an individual act, omission, event, circumstance or occurrence, as applicable, where such term is used in Article 3, in an amount greater than $25,000.

         "Oil Air" shall have the meaning set forth in Paragraph 2.8(b).

         "Order" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of any Forum.

         "Owned Assets" shall have the meaning set forth in Paragraph 3.9(a).

         "Pension Plan" shall have the meaning set forth in Paragraph 3.14(e).

         "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.
         "Plan" or "Plans" shall have the meaning set forth in Paragraph
3.14(a).

         "Purchaser" shall have the meaning set forth in the Preamble.

         "Purchaser Indemnified Losses" shall have the meaning set forth in Paragraph 5.1(a).

         "Real Property Leases" shall have the meaning set forth in Paragraph 3.10(b).

         "Representative" of a Person shall mean such Person's directors, officers, partners, employees, agents, accountants, lawyers, investment bankers, and other financial or professional advisors or consultants.

         "Rules" shall have the meaning set forth in Paragraph 7.5(a).

         "Seller" shall have the meaning set forth in the Preamble.

         "Seller Indemnified Losses" shall have the meaning set forth in Paragraph 5.1(b).

         "Shares" shall have the meaning set forth in the Recitals.

         "Significant Customers" shall have the meaning set forth in Paragraph 3.18(a).

         "Significant Supplier" shall have the meaning set forth in Paragraph 3.18(a).

         "Survival Period" shall have the meaning set forth in Paragraph 6.1.

         "Taxes" shall mean any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income withholding, social security, and franchise taxes, now or hereafter imposed or levied by any Government, all deposits required in connection therewith, and all interest, penalties, additions to tax, and other similar liabilities with respect thereto.

         "Unaudited Balance Sheet" shall have the meaning set forth in Paragraph 3.8.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             THE PURCHASER:
                                  Detection Systems, Inc.

                                  By:  /s/ Karl H. Kostusiak
                                  Name: Karl H. Kostusiak
                                  Title: President

                             THE SELLER:

                                  Expamet, Inc.

                                  By:  /s/ Philip Reeder
                                  Name: Philip Reeder
                                  Title: Executive Vice President


                             INTERNATIONAL:

                                  Expamet International Plc

                                  By:  /s/ Philip Reeder
                                  Name: Philip Reeder
                                  Title: Group Managing Director


The following Schedules to this Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K:

Schedule 3.1(c)         Organization and Qualification
Schedule 3.2(a)         Ownership of Shares (Actions)
Schedule 3.2(c)         Ownership of Shares
Schedule 3.3            Authority, Inconsistent Obligations
Schedule 3.4            Consents
Schedule 3.5            Compliance with Laws
Schedule 3.7            Financial Statements
Schedule 3.8            Liabilities
Schedule 3.9(a)         Tangible Assets
Schedule 3.9(c)         Inventory and Consignment
Schedule 3.10(a)(i)     Real Property
Schedule 3.10(b)        Leased Real Property
Schedule 3.11           Litigation
Schedule 3.12(a)        Taxes
Schedule 3.12(b)        Tax Returns
Schedule 3.12(c)        Tax Audits
Schedule 3.13           Employment and Labor Matters
Schedule 3.14(a)        Employee Benefits
Schedule 3.14(b)        Employee Benefits - Compliance
Schedule 3.14(c)        ERISA Plans
Schedule 3.14(d)        Employee Benefits - Fiduciary Issues
Schedule 3.14(e)        ERISA Plans - Qualification
Schedule 3.14(g)        Employee Benefits - Cessation
Schedule 3.15(a)        Environmental Matters
Schedule 3.15(b)        Pending Environmental Actions
Schedule 3.15(c)        Underground Storage Tanks
Schedule 3.15(d)        Environmental Permits
Schedule 3.15(e)        Environmental Contamination
Schedule 3.16(a)        Intellectual Property Rights
Schedule 3.16(b)        Intellectual Property Infringement
Schedule 3.17           Insurance
Schedule 3.18(a)(i)     Significant Suppliers
Schedule 3.18(a)(ii)    Significant Customers
Schedule 3.18(a)(iii)   Relationship with Significant
                          Customers and Suppliers
Schedule 3.18(b)        Material Contracts
Schedule 3.19           Agreements with Related Parties
Schedule 3.21           Bank Accounts
Schedule 3.22           Absence of Changes

The Company agrees to furnish supplementally a copy of the omitted Schedules to the Commission upon request.

                 EXHIBIT 10 - CREDIT FACILITY AGREEMENT

              THIS AGREEMENT is made as of the 12th day of February, 1996, effective as of the 13th day of February, 1996, by and among DETECTION SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 130 Perinton Parkway, Fairport, New York 14450 ("Detection"), RADIONICS, INC., a corporation formed under the laws of the State of California with offices at 1800 Abbott Street, Salinas, California 93901 ("Radionics"), and FLEET BANK, a bank and trust company formed under the laws of the State of New York with offices at One East Avenue, Rochester, New York 14638 ("Bank").

              The parties to this Agreement acknowledge that the credit facilities provided hereby are intended to reflect a bridge accommodation to the Borrower to enable Detection to complete the purchase of the stock of Radionics. It is the intention of the parties to replace the facilities provided hereunder within ninety days after the date of this Agreement with revolving credit and term financing which must be on terms and conditions mutually satisfactory to both parties. In the event that such mutually satisfactory terms cannot be arranged, the Borrower acknowledges that the Bank has no obligation to continue the credit facilities set forth herein beyond the date ninety days after the date of this Agreement.


              The parties hereby agree as follows:


ARTICLE 1 - DEFINITIONS

              1.1 The following terms shall have the following meanings unless otherwise expressly stated herein:

         "Affiliate" shall mean any entity which directly or indirectly, or through one or more intermediaries, Controls or is Controlled By or is Under Common Control with the Borrower.

         "Applicable Base Rate Margin" shall mean the following amounts for the following respective ratios of Funded Debt to EBITDA, calculated for the Borrower and Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

              Ratio                    Margin (Basis Points)
              5 to 1 or greater              75.0
              4 to 1 or greater and
                   less than 5 to 1          50.0
              3 to 1 or greater and
                   less than 4 to 1          37.5
              2 to 1 or greater and
                   less than 3 to 1          12.5
              Less than 2 to 1                0.0

The Applicable Base Rate Margin shall be adjusted at the beginning of each three month period commencing either March 1, June 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower s financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

         "Applicable LIBOR Margin" shall mean the following amounts for the following respective ratios of Funded Debt to EBITDA, calculated for the Borrower and Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

         Ratio                    Margin (Basis Points)
         5 to 1 or greater             200.0
         4 to 1 or greater and
              less than 5 to 1         175.0
         3 to 1 or greater and
              less than 4 to 1         162.5
         2 to 1 or greater and
              less than 3 to 1         125.0
         Less than 2 to 1              112.5

The Applicable LIBOR Margin shall be adjusted at the beginning of each three month period commencing either March 1, June 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower s financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

         "Bank" shall mean Fleet Bank and its successors, legal representatives, and assigns.

         "Base Rate" shall mean the higher of the Federal Funds Rate plus 100 basis points, or the Prime Rate.

         "Borrower" shall mean Detection and Radionics, collectively and both of them, and their respective successors, legal representatives, and assigns.

         "Break Costs" shall mean an amount equal to the amount (if any) required to compensate the Bank for any additional losses (including without limitation any loss, cost, or expense incurred by reason of the liquidation or re-employment of deposits or funds acquired by the Bank to fund or maintain the Obligations), costs, and expenses (including without limitation penalties) it may reasonably incur as a result of or in connection with such prepayment.

         "Bridge Loan" shall mean the loan made pursuant to Article 3 of this Agreement.

         "Bridge Loan Note" shall mean the note evidencing Obligations related to the Bridge Loan as described in Section 3.2 of this Agreement.

         "Business Day" shall mean any day except for a Saturday, Sunday, or banking holiday in the State of New York.

         "Controls" (including the terms "Controlled By" or "Under Common Control") shall mean but not be limited to the ownership of twenty-five percent (25%) or more of the outstanding shares of capital stock of any corporation having voting power for the election of directors, whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency, or ownership of twenty-five percent (25%) or more of any interest in any partnership, or any other interest by reason of which a controlling influence over the affairs of the entity may be exercised.

         "Current Assets" shall mean all assets treated as current assets in accordance with GAAP.

         "Current Liabilities" shall mean treated as current liabilities in accordance with GAAP, including without limitation all obligations payable on demand or within one year after the applicable measurement date as well as installment, reimbursement, or sinking fund payments payable within one year after the applicable measurement date, but excluding any such liabilities which are renewable or extendible at the option of the obligor to a date more than one year after the applicable measurement date and further excluding the Bridge Loan.
         "Current Ratio" shall mean Current Assets compared to Current Liabilities.

         "Debt" for any person or entity shall mean (i) indebtedness of such person or entity for borrowed money, (ii) obligations of such person or entity for the deferred purchase price of property or services (except trade payables incurred in the ordinary course of business), (iii) capitalized or capitalizable obligations of such person or entity with respect to leases, (iv) the amount available for drawing under outstanding standby letters of credit issued for the account of such person or entity and the amount of other off-balance sheet obligations or liabilities, each to the extent not otherwise treated separately as Debt, (v) all obligations endorsed (other than for collection in the ordinary course of business) or guaranteed by such person or entity directly or indirectly in any manner including without limitation contingent obligations to purchase, pay or supply funds to any person or entity to assure a creditor against loss,
(vi) obligations of such person or entity arising under acceptance facilities, and (vii) obligations secured by a lien, security interest, or other arrangement for the purpose of security on property owned by such person or entity whether or not the underlying obligations have been assumed by such person or entity.

         Distributions shall mean (i) dividends, payments, or distributions of any kind in respect of the capital stock, securities or other equity interests or rights to acquire such equity interests of the applicable entity (except distributions in the form of such stock, equity securities, equity interests, or rights to acquire equity interests), and (ii) repurchases, redemptions, or acquisitions of capital stock, securities, or other equity interests or rights to acquire such equity interests.

         "EBITDA" shall mean, for any period and determined in accordance with GAAP, net operating income (calculated before Interest Expense, taxes, extraordinary and unusual items, and income or loss attributable to equity in Affiliates) plus depreciation and amortization of intangibles less Distributions.

         "Eligible Subsidiaries" shall mean consolidated Subsidiaries wholly owned by Detection or Radionics that are Guarantors and that, except for intercompany transactions with the Borrower and other Eligible
Subsidiaries, comply in all respects with Articles 8, 9, 10, and 11 of this Agreement.

         "Environment" means any water including but not limited to surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

         "Environmental Laws" means all federal, state and local environmen-

tal, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the regulations, rules, ordinances, bylaws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Environmental Permits" means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of the Improvements and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.
         "Environmental Report" means written reports, if any, prepared for the Bank by an environmental consulting or environmental engineering firm.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall mean the occurrence of any event described in Article 12 hereof.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

         "Fee Rate" shall mean the rate used in computing the unused fee and computed as described in Section 2.7 of this Agreement.

         "Fixed Charges" shall mean for the applicable period, (i) Interest Expense, (ii) rentals payable on leases not capitalized or capitalizable in accordance with GAAP, (iii) taxes, (iv) capital expenditures not funded by Funded Debt, and (v) principal or other payments due with respect to Debt which are Current Liabilities.

         "Funded Debt" shall mean all Debt that is not a Current Liability.

         "GAAP" shall mean generally accepted accounting principles.

         "Guarantors" shall mean all persons or entities that have jointly and severally guaranteed all of the Obligations in form satisfactory to the Bank.

         "Hazardous Substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law or any other federal, state, or local law, regulation, rule, ordinance, bylaw, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.

         "Improvements" shall mean any real property owned or used by the Borrower.

         "Increased Cost" means any additional amounts sufficient to compensate any Bank for any increased costs of funding or maintaining the Obligations as a result of any law or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date of this Agreement of any law or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or the Bank's holding company, if any, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, which has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of the transactions contemplated by this Agreement and all related documents and agreements, the existence of the Bank's commitment, or the note bearing interest at a rate based on the LIBOR Rate, to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies on capital adequacy).

         "Interest Expense" shall mean, for the applicable period, for the Borrower and Eligible Subsidiaries determined on a consolidated basis without duplication, all interest paid, capitalized, or accrued, and amortization of debt discount with respect to all Debt less all related interest income during such period and determined after giving effect to the net cost associated with financial arrangements of any kind made to protect against fluctuations in interest rates such as interest rate swap contracts, interest rate cap agreements, and the like.

         "LIBOR Rate" shall mean, with respect to any interest rate period, the rate per anum equal to the quotient obtained by dividing (and rounding to the nearest 1/100 of 1%) (i) LIBOR by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements pursuant to Regulation D of the Federal Reserve Board, including without limitation any marginal, emergency, supplemental, special, or other reserves required by applicable law. The LIBOR Rate shall be further adjusted to reflect any Increased Cost.

         "LIBOR" shall mean the rate per annum equal to the rate of interest per annum at which deposits in United States Dollars are offered to prime banks in the London interbank market at 11:00 a.m. (London time) on the day (the "Interest Setting Date") two banking days prior to the respective Rate Change Date determined on the basis of the provisions set forth below:

(A) On the Interest Setting Date, the Bank will determine the interest rate for deposits in U.S. Dollars for a one-month, three month, or six month period, as applicable, which appears on the Telerate Page 3750 as of 11:00 a.m., London time on such date or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information (the "Telerate Rate"). If such rate does not appear on the Telerate, then the rate will be determined in accordance with (B) below.

(B) If the Bank is unable to determine the Telerate Rate, then on the Interest Setting Date, the Bank will determine the arithmetic mean (rounded if necessary to the nearest one-hundredth percent (1/100%)) of the interest rate for a one-month, three month, or six-month period, as applicable, quoted on Reuters Screen page "LIBO" or (1) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information or (2) if that service ceases to display such information, such page as displays such information on such other service (or, if more than one, that one approved by the Bank as may replace the Reuters Screen) as at or about 11:00 a.m. (London time) on that Interest Setting Date (the rate quoted as aforesaid being the "LIBO Screen Rate"). If the Bank is to make a determination pursuant to this paragraph and one or more of the LIBO Screen Rates required for such determination shall be unavailable, the determination shall be made on the basis of those rates which are available.

         If, subsequent to the date of this Agreement, LIBOR cannot be determined pursuant to this formula or there is any change in any law or application thereof that makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to hold Obligations if the rate is determined with reference to the LIBOR Rate (collectively, a "LIBOR End Date"), then borrowings with interest based upon the LIBOR Rate shall not be available after the LIBOR End Date.

         "Obligations" shall include all of the Borrower's obligations related to this Agreement of any kind or nature, arising now or in the future, including without limitation obligations under the Revolving Line Note and the Bridge Loan Note.
         "Prime Rate" shall mean the rate of interest designated by the Bank as its prime rate from time to time as a guide for establishing lending rates to customers, irrespective of the actual rate charged to any specific customer with respect to any specific transaction.

         "Rate Change Date" shall mean the first day of each one-month, three-month, or six-month period for which any LIBOR Rate applies.

         "Release" has the same meaning as given to that term in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

         "Revolving Line" shall mean the revolving line of credit established pursuant to Section of this Agreement.

         "Revolving Line Note" shall mean the note evidencing Obligations related to the Revolving Line as described in Section of this Agreement.

         "Revolving Line Termination Date" shall mean the date on which the Revolving Line terminates as described in Section of this Agreement.

         "Subsidiary" shall mean for any person or entity any corporation of which at least a majority of the securities, equity, or other ownership interests having absolute or contingent voting power are directly or indirectly owned by such person or entity.

         "Tangible Assets" shall mean total assets, after deduction of depreciation, depletion, and reserves, but excluding accounts from and other obligations payable by officers and Affiliates and further excluding all assets required to be classified as intangible assets in accordance with GAAP (including without limitation organizational expense, good will, unamortized debt discount, research and development costs, patents, trademarks, copyrights, other intellectual property rights, franchises, and deferred assets).

         "Tangible Net Worth" shall mean Tangible Assets less Total Liabilities as determined by GAAP.

         "Total Liabilities" shall mean the sum of all liabilities shown on the Borrower's balance sheet as of the applicable date of determination, determined in accordance with GAAP.


ARTICLE 2 - REVOLVING LINE
              2.1 Revolving Line. Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a revolving line of credit in the maximum principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) outstanding at any one time.
The proceeds of the Revolving Line shall be used for Borrower's working capital purposes. Subject to the terms of this Agreement, the Borrower (or either of them) may borrow, repay, and reborrow under the Revolving Line so long as the aggregate principal amount outstanding at any time to the Borrower does not exceed $6,500,000.

              2.2  Revolving Line Note.   The Borrower shall execute,
together with this Agreement, a note evidencing Obligations related to the Revolving Line in the form of Exhibit A attached hereto and made a part hereof.

              2.3  Interest Rate and Payments.   All outstanding amounts
under the Revolving Line, except as specifically provided herein, shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Revolving Line Note shall become effective automatically and without notice at the time of changes in the Base Rate.

              The Borrower, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Revolving Line (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

              Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

              2.4  Payments.   Payments of all accrued interest under the
Revolving Line Note shall be due and payable on the first day of each month.

              Principal payments also shall be due and payable such that there is no outstanding principal under the Revolving Line for one (1) day in each of Borrower s fiscal years.

              All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

              2.5  Revolving Line Termination.   Unless extended in writing
by the Bank on terms and conditions then acceptable to the Bank, the Revolving Line will terminate on, the earlier of (i) May 12, 1996 and (ii) the date of an Event of Default.

              2.6  Break Costs.   Any payment of any principal outstanding
under the Revolving Line Note which principal amount is then bearing interest at a rate based upon the LIBOR Rate shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.

              2.7  Unused Fee.   The Borrower shall pay to the Bank an unused
fee computed at the following applicable Fee Rate for the respective applicable ratio of Funded Debt to EBITDA, calculated for the Borrower and Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

              Ratio                    Fee Rate (Basis Points)
              5 to 1 or greater              25.00
              4 to 1 or greater and
                   less than 5 to 1          18.75
              3 to 1 or greater and
                   less than 4 to 1          18.75
              2 to 1 or greater and
                   less than 3 to 1          18.75
              Less than 2 to 1               12.50


Each Fee Rate shall be adjusted at the beginning of each three month period commencing either March 1, June 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower s financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

         The unused fee shall be computed as follows: $6,500,000, minus the average daily outstanding principal balance of the Revolving Line, times the Fee Rate per annum. At the end of each fiscal quarter, the Bank will bill the Borrower for the unused fee.

              2.8  Origination Fee.   On the date of this Agreement, the
Borrower will pay to the Bank an origination fee related to the Revolving Line equal to Forty-Eight Thousand Seven Hundred Fifty Dollars ($48,750).

              2.9 Letters of Credit.   Subject to the terms and conditions of
this Agreement, the Bank will make letters of credit available for the account of the Borrower. The aggregate amount available for drawing under all letters of credit outstanding shall reduce, dollar for dollar, the amount then available for advances under the Revolving Line. The letters of credit shall be in form satisfactory to the Bank and the expiration dates thereof shall not be later than the Revolving Line Termination Date.

              The Borrower will pay the Bank s customary letter of credit commissions in connection with each letter of credit.

              The Borrower, if requested by the Bank, will execute reimbursement agreements in form satisfactory to the Bank, documenting its Obligations with respect to the Letter of Credit. All drawings under any letter of credit shall be treated as immediate advances under the Revolving Line.


ARTICLE 3 - BRIDGE LOAN

              3.1  Bridge Loan.   Subject to the terms and conditions of this
Agreement, the Bank shall make a bridge loan to the Detection in the principal amount of Seventeen Million Seven Hundred Fifty Thousand Dollars ($17,750,000). The proceeds of the Bridge Loan shall be used for the purchase by Detection of all of the capital stock of Radionics and related expenses of the transaction.

              3.2  Bridge Loan Note.   The Bridge Loan shall be evidenced by
a note dated the date hereof in the form of Exhibit B attached hereto and made a part hereof.

              3.3  Interest Rate.   Outstanding amounts of the Bridge Loan
except as specifically provided herein, shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Bridge Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

              Detection, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Bridge Loan (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

              Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

              At the request of the Bank, Detection will make arrangements satisfactory to the Bank providing for protection of at least sixty-five Percent (65%) of the Bridge Loan from interest rate increases, such as purchase of interest rate caps.

              3.4  Payments.   Payments of all accrued interest under the
Bridge Loan Note shall be made on the first day of each month. The Bridge Loan Note shall be due and payable in full on the Revolving Line
Termination Date.

              3.5  Break Costs.   Any payment of any principal outstanding
under the Bridge Loan Note, which principal amount is then bearing interest at a rate based upon the LIBOR Rate, shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.

              3.6  Origination Fee.   The Borrower shall pay an origination
fee in connection with the Bridge Loan equal to three hundred seventy-five basis points (3.75%) of the original principal amount of the Bridge Loan. Such origination fee shall be paid in two installments. The first installment shall be in the amount of One Hundred Thirty-Three Thousand One Hundred Twenty-Five Dollars ($133,125) and shall be due on the date of this Agreement. The remainder of the fee shall be paid in a second installment due on the Revolving Line Termination Date; provided, however, that the Bank will waive and forgive payment of the second installment in the event that the Borrower has entered into a permanent financing arrangement with the Bank for the purpose of refinancing the Bridge Loan on substantially the terms outlined in the Bank s commitment letter dated February 13, 1996 or such other terms as may be mutually agreeable to the Borrower and the Bank.


ARTICLE 4 - EXPENSES/DEFAULT RATE INCREASES

              4.1  Administrative Expenses.   The Borrower shall pay any
fees, expenses and disbursements, including reasonable legal fees, of the Bank related to this Agreement, the Obligations, the perfection of any collateral security required hereunder, and the transactions contemplated by this Agreement. Such payments shall be due from time to time upon the Bank giving the Borrower notice of the amount of such expenses.

              4.2  Collection Costs.   At the request of the Bank, the
Borrower shall promptly pay any expenses, reasonable attorney's fees, costs, or disbursements in connection with administration of the Obligations or collection of any of the Obligations or enforcement of any of the Bank's rights hereunder or under any note, security agreement, reimbursement agreement, guarantee, or other agreement related hereto. This obligation shall survive the payment of any notes executed hereunder. The Bank may apply any payments of any nature received by it first to the payment of Obligations under this Section 4.2, notwithstanding any conflicting provision contained in this Agreement or any other agreement with the Borrower.

              4.3  Default Interest Rate.   Upon the failure of the Borrower
to comply with any covenant contained in Section 8.1 or Article 10 of this Agreement, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to two percent (2%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including the end of the fiscal quarter in which such failure of compliance is remedied. Upon the occurrence of an Event of Default, the provisions of this paragraph shall be superseded by the provisions of the second paragraph of this
Section 4.3 which relates to increases in the rate of interest in case of the occurrence of an Event of Default.

              Upon the occurrence of an Event of Default, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to two percent (2%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including payment in full of all of the Obligations and cancellation of further commitments to lend under this Agreement, or written waiver of such Event of Default by the Bank.

              4.4  Late Payment Fees.   Payments of principal and/or interest
not made in full before the date ten (10) days after the date due shall be subject to a processing charge of two percent (2%) of the payment due.

              4.5  Prepayments Upon Default.   In by reason of an Event of
Default the Bank elects to declare the Obligations to be immediately due and payable, then any Break Cost or prepayment charge with respect to the Obligations shall become due and payable in the same manner as though the Borrower had exercised a right of prepayment.


ARTICLE 5 - COLLATERAL AND GUARANTEES

              5.1  Security Interests.   As collateral for all Obligations,
the Borrower shall provide to the Bank, and shall cause each Guarantor to provide to the Bank, a security interest and lien in all assets of the Borrower, including without limitation machinery, equipment, furniture, fixtures, vehicles, accounts, inventory, chattel paper, interests in leases and property under lease, intellectual property and proprietary interests, documents, instruments, and general intangibles. Such security interests shall be first liens on such assets, which shall not be otherwise encumbered except as specified on Schedule 5.1 attached hereto and made a part hereof.

              The security interest of the Bank in Detection s assets located in Tennessee shall be limited to the aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000), and in Radionics assets located in Tennessee shall be limited to the aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000), in each case together with all related interest, costs, expenses, fees, and charges of any kind or nature.

              5.2  Guarantees.   Radionics shall provide its unconditional
guarantee of the Obligations of Detection related to the Bridge Loan. The Borrower shall cause all Subsidiaries to become Guarantors. The Guarantor guarantees shall contain an agreement that, except for intercompany transactions with the Borrower or other Eligible Subsidiaries, such Guarantor shall comply with the requirements of Articles 8, 9, 10, and 11 of this Agreement in the same manner as if such Guarantor was a party to this Agreement.

              5.3  Stock Pledge.   The Borrower shall pledge to the Bank all
of Borrower s shares of capital stock of Subsidiaries.

              5.4  Landlord Waivers.   The Borrower, within forty-five (45)
days after the date of this Agreement, shall deliver to the Bank a waiver from each landlord and mortgagee of premises on which the Bank's collateral is located and that is not owned by the Borrower.


ARTICLE 6 - REPRESENTATIONS OF BORROWER

              The Borrower represents and warrants to the Bank as follows:

              6.1  Organization and Power.   Detection is duly organized,
validly existing and in good standing under the laws of the State of New York, and is duly qualified to transact business and in good standing in all states in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Detection has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. Detection has no Subsidiaries or Affiliates except Radionics and those listed on Schedule 6.1.

              Radionics is duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified to transact business and in good standing in all states in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Radionics has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. Radionics has no Subsidiaries or Affiliates except Detection and those listed on Schedule 6.1.

              6.2  Proceedings of Borrower.   All necessary action on the
part of the Borrower, including shareholder approval to the extent required, relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of the Borrower hereunder and thereunder has been taken. This Agreement and all related documents and instruments constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles. The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations arising under this Agreement and all related documents and instruments. The execution and delivery by the Borrower of this Agreement and all related documents and agreements, and the performance by the Borrower of its obligations under this Agreement and all related documents and agreements will not violate any provision of law or either of the Borrower s respective Certificates of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of this Agreement and all related documents and agreements, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties except in favor of the Bank.

              6.3  Capitalization.   All of the outstanding shares and other
equity interests of both of the Borrowers are duly authorized, validly issued, and fully paid. There is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance, retirement, redemption, purchase, or repurchase of shares or other equity interests of the Borrower.

              6.4  Litigation.   Except as shown on Schedule 6.4, there is no
action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or (ii) that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Borrower.

              6.5  Financial Statements.   All financial statements furnished
by the Borrower to the Bank are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and fairly present the financial condition of the Borrower, as of the respective dates thereof and the results of their respective operations for the respective periods covered thereby.

              6.6  Adverse Changes.   Since the most recent financial
statements described in Section 6.5 hereof there has been no material adverse change in the condition, financial or otherwise, of the Borrower.

              6.7  Taxes.   The Borrower has filed or caused to be filed when
due all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received. Detection s tax returns have been audited and tax years closed through and including fiscal 1994. Radionics tax returns have been audited and tax years closed through and including fiscal 1989.

              6.8  Properties.   The Borrower has good and marketable title
to all of its properties and assets, including without limitation, the properties and assets reflected in the most recent financial statements referred to in Section 6.5 hereof. The Borrower has undisturbed peaceable possession under all leases under which it is operating, none of which contain unusual or burdensome provisions that may materially affect the operations of the Borrower, and all such leases are in full force and effect.

              6.9  Indebtedness.   Except as disclosed in the most recent
financial statements referred to in Section 6.5 hereof, the Borrower has no outstanding Debt.

              6.10  ERISA.   No action, event, or transaction has occurred
that could give rise to a lien or encumbrance on the assets of the Borrower as a result of the application of relevant provisions of ERISA, and the Borrower is in material compliance with all requirements of ERISA.

              6.11  Margin Securities.   No proceeds of the Obligations have
been or will be used for the purpose of purchasing or carrying Margin Securities as defined in Regulation U of the Federal Reserve Board.
              6.12  Compliance With Law.   The Borrower is not in violation
of any laws, ordinances, governmental rules, requirements, or regulations to which it is subject which violation might materially adversely affect the condition (financial or otherwise) of the Borrower. The Borrower has obtained and is in compliance with all licenses, permits, franchises, and governmental authorizations necessary for the ownership of its properties and the conduct of its business, for which failure to comply could materially adversely affect the condition (financial or otherwise) of Borrower.

              6.13  Patents, Trademarks, and Authorizations.   The Borrower
owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses, authorizations, other intellectual property rights, and all rights with respect to the foregoing, necessary to the conduct of its business as now conducted without any material conflict with the rights of others.

              6.14  Contracts and Agreements.   The Borrower is not a party
to any contract or agreement that materially adversely affects its business, property, assets, or condition, financial or otherwise, and the Borrower is in compliance in all material respects with all contracts and agreements to which it is a party.


ARTICLE 7 - CONDITIONS OF LENDING

              The following conditions must be satisfied before the Bank shall have any obligation to make any advance under this Agreement:

              7.1  Representations and Warranties.   The representations and
warranties of the Borrower contained herein shall be true and correct as of the date of making of each such advance, with the same effect as if made on and as of such date.

              7.2  No Defaults.   There shall exist no condition or event
that constitutes (or that, with the giving of notice or the passage of time or both, would constitute) an Event of Default under Article 12 hereof at the time each advance is made.

              7.3  Performance.   The Borrower shall have performed and
complied with all agreements and conditions required to be performed or complied with by it prior to or at the time the advance is made.

              7.4  Opinion of Counsel.   The Borrower shall have delivered an
opinion of its counsel, dated the date of this Agreement, and upon request supplemental opinions dated the date of the advance, in form and substance reasonably satisfactory to the Bank.

              7.5  Documents to be Delivered.   The Borrower shall have
delivered to the Bank all security agreements, reimbursement agreements, assignments, guarantees, and any related documents necessary or desirable in connection with the requirements of Article 5 hereof. All notes evidencing the Obligations shall have been delivered to the Bank at the time of the making of the respective loans.

              7.6  Certified Resolutions.   Each of the Borrowers and the
Guarantors shall have delivered a certificate of its corporate secretary certifying, as of the date of the first advance, resolutions duly adopted by its respective Board of Directors authorizing the execution, delivery and performance of this Agreement, or in the case of Guarantors, its respective guarantee, and all related documents and agreements and the consummation of the transactions contemplated hereby, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding or any commitment to lend exists under this Agreement.

              7.7  Fees and Taxes.   The Borrower shall have paid all filing
fees, taxes, and assessments related to the borrowings and the perfection of any interests in collateral security required hereunder.
              7.8  Insurance.   The Borrower shall have delivered evidence
satisfactory to the Bank of the existence of insurance required hereby.

              7.9  Organizational Documents.   The Borrower shall have
delivered to the Bank copies of its then-effective Certificate of Incorporation, By-laws, d/b/a certificates, and other organizational documents and instruments, and upon request of the Bank, a written certificate that such documents and instruments have not been changed or amended since the last advance to Borrower pursuant to the terms of this Agreement.

              7.10  Other Documents and Agreements.   On or before the date
of this Agreement, the Borrower shall have delivered such other documents, instruments, and agreements as the Bank and its legal counsel may require in connection with the transactions contemplated hereby.

              7.11 Certificates of Good Standing. On or before the date of this Agreement the Borrower shall have delivered to the Bank certificates of good standing from appropriate state officials to the effect that the each of the Borrowers is in good standing in the state of its formation as well as in all other states in which qualification is necessary for each of the Borrowers to carry on its business in such states.

              7.12 Due Diligence Report.   On or before the date of this
Agreement the Borrower shall have delivered to the Bank a copy of the due diligence report prepared by Price Waterhouse LLP in reference to the purchase of the stock of Radionics. Such report must be satisfactory to the Bank including verification that asset and liability levels of Radionics are consistent with levels shown in the projections provided to the Bank and that reserve levels for Radionics are adequate.


ARTICLE 8 - AFFIRMATIVE COVENANTS OF BORROWER

              So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower shall:

              8.1  Financial Statements.   Furnish to the Bank as soon as
available, but in no event later than one hundred twenty (120) days after the end of each of its fiscal years, copies of its annual report containing its annual financial statements audited by and with an unqualified opinion from an independent certified public accountant satisfactory to the Bank. Said financial statements shall be accompanied by
(i) copies of its Form 10K for the respective year, (ii) a schedule showing computation of financial covenants, (iii) a copy of any management letter prepared by the Borrower s accountants, and (iv) a certificate of the Chief Financial Officer of the Borrower to the effect that no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

              The Borrower also shall furnish to the Bank copies of its Form 10Q not more than fifty (50) days after the close of each quarter of its fiscal year. Said statements shall be accompanied by (i) a schedule showing computation of financial covenants, and (ii) a certificate of the Chief Financial Officer of the Borrower to the effect that no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

              The Borrower shall provide to the Bank interim financial statements, if any, prepared by the Borrower's independent accountants.

              8.2  Other Reports and Inspections.   Furnish to the Bank such
additional information, reports, or financial statements as the Bank may, from time to time, reasonably request.

              The Borrower shall permit any person designated by the Bank to inspect the property, assets, and books of the Borrower at reasonable times and, prior to an Event of Default, upon reasonable notice, and shall discuss its affairs, finances, and accounts at reasonable times with the Bank from time to time as often as may be reasonably requested.

              8.3  Taxes.   Pay and discharge all taxes, assessments, levies,
and governmental charges upon the Borrower, its income and property, prior to the date on which penalties are attached thereto; provided, however, that the Borrower may in good faith contest any such taxes, assessments, levies, or charges so long as such contest is diligently pursued and no lien or execution exists or is levied against any of Borrower's assets related to the contested items.

              8.4  Insurance.   Maintain or cause to be maintained insurance,
of kinds and in amounts satisfactory to the Bank, with responsible insurance companies on all of its real and personal properties in such amounts and against such risks as are prudent, including but not limited to, full-risk extended coverage hazard insurance to the full insurable value of real property (co-insurance not being permitted without the prior written consent of the Bank), all-risk coverage for personal property, business interruption or loss of rents coverage, worker's compensation insurance, and comprehensive general liability and products liability insurance. The Borrower also shall maintain flood insurance covering any of its real properties located in flood zones. The Borrower shall provide to the Bank, no less often than annually and upon its request, a detailed list and evidence satisfactory to the Bank of its insurance carriers and coverage and shall obtain such additional insurance as the Bank may reasonably request. Hazard insurance policies for real property shall name the Bank as mortgagee, and for personalty, additional insured and loss payee, as its interests may appear. All policies shall provide for at least thirty (30) day's prior notice of cancellation to the Bank.

              8.5  Existence.   Cause to be done all things necessary to
preserve and to keep in full force and effect its existence, rights, and franchises and to comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction.

              8.6  Maintenance of Properties.   At all times maintain,
preserve, protect, and keep its property used or useful in conducting its business, in good repair, working order, and condition and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times.

              8.7  Material Changes, Judgments.   Notify the Bank immediately
of any material adverse change in the financial condition of the Borrower and of the filing of any suits, judgments, or liens which, if adversely determined, could have a material adverse effect on the business or financial condition of the Borrower. The Borrower also shall notify the Bank immediately of any change in the name, identity, or organizational structure of the Borrower, or any change in any equity or ownership interest in Radionics or the Guarantors.

              8.8  ERISA Compliance.   Comply in all material respects with
the provisions of ERISA and regulations and interpretations related thereto.

              8.9  Franchises/Permits/Laws.   Preserve and keep in full force
and effect all franchises, permits, licenses, and other authority as are necessary to enable it to conduct its business as being conducted on the date of this Agreement and comply in all material respects with all laws, regulations, and requirements now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction over it.

              8.10  Payments.   Make all payments as and when required by
this Agreement and the notes and other agreements related hereto or to the Obligations.

              8.11  Deposits/Bank Services.   Detection, and to the extent
practical, Radionics, shall maintain all of its main depository accounts at the Bank and shall obtain its cash management services from the Bank.

              8.12  Amendments.   Give the Bank written notice of an
amendment or modification to the Certificate of Incorporation or other governing documents or agreements of either Borrower.

ARTICLE 9 - NEGATIVE COVENANTS OF BORROWER

              So long as any Obligations shall be outstanding, or this Agreement shall remain in effect, unless the Bank otherwise consents in writing, the Borrower shall not, directly or indirectly:

              9.1 Debt/Liens.   Create, incur, assume, or allow to exist,
voluntarily or involuntarily, any Debt, or any security interest, assignment, pledge, lien or other encumbrance for the purpose of collateral of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) upon any of its property or assets, whether now owned or hereafter acquired, or become the general partner in any partnership, excluding only (i) Obligations to and interests held by the Bank, (ii) Debt described in Schedule 9.1 attached hereto and made a part hereof, (iii) encumbrances described in Schedule 5.1, and (iv) obligations and interests to which the Bank consents in writing.

              9.2  Loans and Investments.   Make any loan or advance to, or
any investment of any kind in, any person, firm, joint venture, corporation or other entity whatsoever, (i) except short-term investments in certificates of deposit of financial institutions and similar investments made in the ordinary course of business, and (ii) except to or in any Eligible Subsidiary.

              9.3  Mergers, Sales and Acquisitions/Change in Ownership
Interests.   Enter into any merger or consolidation, or acquire all or
substantially all the stock or other ownership interests or assets of any person, firm, joint venture, corporation, or other entity, or sell, lease, transfer, or otherwise dispose of any material portion of its assets except in the ordinary course of business.

              The Borrower will not allow any change in the ownership, legal or equitable, of the shareholder or other equity interests in Radionics or in the Subsidiaries except between or among the Borrower and the Subsidiaries.

              9.4  Amendments.   Allow the amendment or modification of
either of their Certificates of Incorporation, By-laws, or other governing documents and agreements in any material respect without the prior written consent of the Bank.

              9.5  Compensation.   Compensate any person or entity, including
without limitation salaries, bonuses, consulting fees, or otherwise, in excess of amounts reasonably related to services rendered to the Borrower.

              9.6  Judgments.   Allow to exist any judgments against Borrower
in excess of $100,000 which are not fully covered by insurance or for which an appeal or other proceeding for the review thereof shall not have been taken and for which a stay of execution pending such appeal shall not have been obtained.

              9.7  Margin Securities.   Allow any proceeds of the Obligations
to be used for the purpose of carrying any Margin Securities as defined in Regulation U of the Board of Governors of the Federal Reserve.

              9.8 Tennessee Assets.   Allow any of either of their respective
assets to be located in the State of Tennessee with a value in excess of the dollar amount limitation of coverage by the respective Borrower s Security Agreements related to Tennessee assets.


ARTICLE 10 - FINANCIAL COVENANTS

              All of the following financial covenants shall be determined by calculating such covenant for the Borrower and its Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP.

              So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower, shall:

              10.1  Minimum Current Ratio.   Maintain a minimum Current Ratio
of at least 2.0 to 1.0, as shown on each quarterly financial statement provided to the Bank.

              10.2  Minimum Interest Expense Coverage.   Maintain a ratio of
EBITDA to Interest Expense, calculated for the quarter ending on the measurement date plus the fewer of either (i) the last three preceding quarters, or (ii) the number of quarters except the measurement date quarter that have ended after March 31, 1996, as shown on the quarterly financial statements provided to the Bank, of at least:

(a) 1.0 to 1.0 through and including the quarter ending June 30, 1996
(b) 2.0 to 1.0 for the quarter ending September 30, 1996
(c) 2.5 to 1.0 for the quarter ending December 31, 1996
(d) 3.0 to 1.0 for the quarter ending March 31, 1997
(e) 3.5 to 1.0 for the quarter ending June 30, 1997 and thereafter.

              10.3  Minimum Fixed Charge Coverage.   Maintain a ratio of
EBITDA to Fixed Charges, calculated for the quarter ending on the measurement date plus the fewer of either (i) the last three preceding quarters, or (ii) the number of quarters except the measurement date quarter that have ended after March 31, 1996, as shown on the quarterly financial statements provided to the Bank, of at least:

(a)1.2 to 1.0 through and including the quarter ending March 31, 1997
(b)1.5 to 1.0 for the quarter ending June 30, 1997 and thereafter.
              10.4  Maximum Funded Debt Ratio.   Maintain a ratio of Funded
Debt to EBITDA, calculated for the quarter ending on the measurement date plus the three preceding quarters, not exceeding:

              (a) 3.5 to 1.0 measured commencing March 31, 1997 and on June 30, 1997, September 30, 1997 and December 31, 1997
(b)3.0 to 1.0 measured on March 31, 1998, June 30, 1998, September 30, 1998, and December 31, 1998
(c)2.0 measured on March 31, 1999 and at the end of each quarter thereafter.

              10.5  Minimum Tangible Net Worth.   Maintain a minimum Tangible
Net Worth equal to at least ninety percent (90%) of the Tangible Net Worth of the Borrower as of the date of this Agreement, as shown on each quarterly financial statement provided to the Bank. Such minimum Tangible Net Worth requirement shall be increased in each succeeding fiscal year by an amount equal to seventy-five percent (75%) of net operating income for the prior fiscal year plus one hundred percent (100%) of the net proceeds from any sale of stock or other equity interests in the Borrower.


ARTICLE 11 - ENVIRONMENTAL MATTERS; INDEMNIFICATION

              11.1  Environmental Representations.   The Borrower represents
and warrants that, to the best of Borrower's knowledge and except as shown on Schedule 11.1:

(a) Neither the Improvements nor any property adjacent to the Improvements is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for the storage of petroleum or petroleum based products except in compliance with all Environmental Laws.

(b)Underground storage tanks are not and have not been located on the Improvements except in compliance with all Environmental Laws.

(c) The soil, subsoil, bedrock, surface water and groundwater of the Improvements are free of any Hazardous Substances.

(d) There has been no Release, nor is there the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Improvements, and Borrower has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

(e) All Environmental Permits relating to the Borrower and the Improvements have been obtained and are in full force and effect.

(f) No event has occurred with respect to the Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit.
(g) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Improvements which require any change in the present condition of the Improvements or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Improvements.

(h) There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof.

              11.2  Environmental Covenants.   The Borrower covenants and
agrees with the Bank that, so long as this Agreement remains in effect, the Borrower shall:

(a) Comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to comply with all applicable Environmental Laws and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to obtain and comply with, all Environmental Permits.

(b) Not cause or permit any change to be made in the present or intended use of the Improvements which would (i) violate any applicable
Environmental Law, (ii) constitute non-compliance with any Environmental Permit or (iii) materially increase the risk of a Release of any Hazardous Substance.

(c) Promptly provide Bank with a copy of all notifications which it gives or receives with respect to any past or present Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

(d) Undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions required by law to contain, remove and clean up all Hazardous Substances that are determined to be present at the Improvements in accordance with all applicable Environmental Laws and all Environmental Permits.

(e) At all times allow the Bank and its officers, employees, agents, representatives, contractors and subcontractors reasonable access after reasonable prior notice to the Improvements for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions.

(f) Deliver promptly to the Bank: (i) copies of any documents received from the United States Environmental Protection Agency, or any state, county or municipal environmental or health agency concerning the Borrower's operations or the Improvements; and (ii) copies of any documents submitted by the Borrower to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations or the Improvements.

(g) If at any time the Bank obtains any reasonable evidence or information which suggests that a material potential environmental problem may exist at the Improvements, the Bank may require that a full or supplemental environmental inspection and audit report with respect to the Improvements of a scope and level of detail satisfactory to Bank be prepared by an environmental engineer or other qualified person acceptable to the Bank at Borrower's expense. Such audit may include a physical inspection of the Improvements, a visual inspection of any property adjacent to or within the immediate vicinity of the Improvements, personnel interviews and a review of all Environmental Permits. If the Bank requires, such inspection shall also include a records search and/or subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If such audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, Borrower shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

              11.3  Indemnity.   The Borrower agrees to indemnify, defend,
and hold harmless the Bank from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Bank (or any other person or entity affiliated with the Bank or representing or acting for the Bank or at the Bank's behest, or with a claim on the Bank or to whom the Bank has liability or responsibility of any sort related to this Section 11.3) relating to, resulting from or arising out of (a) the use of the Improvements for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site, (b) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (c) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (d) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof, (e) a violation of any applicable Environmental Law, (f) non-compliance with any Environmental Permit or (g) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement. Such costs or other liabilities incurred by the Bank or other entity described in this Section 11.3 shall be deemed to include, without limitation, any sums which the Bank deems it necessary or desirable to expend to protect its security interests and liens.

              11.4  No Limitation.   The liability of Borrower under this
Article 11 shall in no way be limited, abridged, impaired or otherwise affected by (a) any amendment or modification of this Agreement or any other document relating to the Obligations by or for the benefit of Borrower or any subsequent owner of the Improvements except for an amendment or modification which expressly refers to this Article 11, (b) any extensions of time for payment or performance required by this Agreement or any other document relating to the Obligations, (c) the release of Borrower, any guarantor or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any other document relating to the Obligations by operation of law, Bank's voluntary act or otherwise, (d) the invalidity or unenforceability of any of the terms of provisions of this Agreement or any other document relating to the Obligations, (e) any exculpatory provision contained in this Agreement or any other document relating to the Obligations limiting Bank's recourse to property encumbered by any mortgage or to any other security or limiting Bank's rights to a deficiency judgment against Borrower, (f) any applicable statute of limitations, (g) any investigation or inquiry conducted by or on the behalf of Bank or any information which Bank may have or obtain with respect to the environmental or ecological condition of the Improvements, (h) the sale, assignment or foreclosure of any interest in collateral for the Obligations, (i) the sale, transfer or conveyance of all or part of the Improvements, (j) the dissolution and liquidation of Borrower, (k) the death or legal incapacity of any individual, (l) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (m) any other circumstances which might otherwise constitute a legal or equitable release or discharge of Borrower, i whole or in part.

              11.5 Survival. Notwithstanding anything to the contrary contained herein, the Borrower's liability and obligations under Section
11.4 shall survive the discharge, satisfaction or assignment of this Agreement by the Bank and the payment in full of all of the Obligations.

              11.6  Investigations.   If the Borrower defaults on any of its
Obligations pursuant to this Agreement or any other loan document, the Bank or its designee shall have the right, upon reasonable notice to the Borrower, to enter upon the Improvements and conduct such tests, investigation and sampling, including but not limited to installation of monitoring wells, as shall be reasonably necessary for the Bank to determine whether any disposal of Hazardous Substances has occurred on, at or near the Improvements. The costs of all such tests, investigations and samplings shall be considered as additional indebtedness secured by all collateral for the Obligations and shall become immediately due and payable without notice and with interest thereon at highest rate then borne by any of the Obligations.

              11.7  No Warranty Regarding Information.   The Borrower agrees
that the Bank shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. The Borrower further agrees that the Bank has no duty to warn the Borrower or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Bank.


ARTICLE 12 - DEFAULTS
              12.1  Defaults.   The following events (hereinafter called
"Events of Default") shall constitute defaults under this Agreement. Such Events of Default shall be without prejudice to the Bank's rights to demand payment in full of Obligations payable on demand, as specified in this Agreement or the notes relating to such Obligations, at any time.

         a.   Nonpayment.   Failure of the Borrower to make any payment of
any type under the terms of this Agreement, any of the notes related hereto, or of any of the agreements contemplated hereunder, within ten (10) days after the same becomes due and payable.

         b.   Performance.   Failure of the Borrower or any Guarantor to
observe or perform any other condition, covenant or term of this Agreement and all related agreements and documents; provided, however, except with respect to Sections 8.1 and 8.4 and Article 10, if such failure is susceptible to cure an Event of Default shall not occur unless such failure is not cured within thirty (30) days after the Bank gives the Borrower or the Guarantor respectively notice of same.

         c.   Other Obligations.   Failure of the Borrower or any Guarantor
to observe or perform any other condition, covenant, or term of any other agreement with the Bank after any applicable cure or grace period related thereto, or default by the Borrower or any Guarantor under any agreement involving Debt or any other material agreement with any third person or entity.

         d.   Representations.   (i) failure of any representation or
warranty made by the Borrower or any Guarantor in connection with the execution of this Agreement, or any certificate of officers pursuant thereto, to be truthful, accurate or correct in all material respects, or
(ii) after fifteen (15) days notice and failure to cure, failure of any representation or warranty made by the Borrower or any Guarantor in connection with the performance of this Agreement after the closing date, or any certificate of officers pursuant thereto to be truthful, accurate or correct in all material respects.

         e.    Financial Difficulties.   Financial difficulties of the
Borrower or any Guarantor as evidenced by:

         (i) any admission in writing of inability to pay debts as they become due; or
         (ii) the filing of a voluntary or involuntary petition in bankruptcy, or under any chapters of the Bankruptcy Code, or under any federal or state statute providing for the relief of debtors; or

         (iii)   making an assignment for the benefit of creditors; or

         (iv) consenting to the appointment of a trustee or receiver for all or a major part of any of its property; or

         (v) the entry of a court order appointing a receiver or a trustee for all or a major part of its property; or

         (vi) the occurrence of any event, action, or transaction that could give rise to a lien or encumbrance on the assets of the Borrower as a result of application of relevant provisions of ERISA.

         f.   Material Change.   After ten (10) days notice to the Borrower,
any condition by reason of which the Bank reasonably believes the Borrower's ability to timely repay any Obligations to the Bank is impaired, including without limitation by reason of material or reasonably projected material change in Borrower's business or operations, or in any factor affecting Borrower's business or operations, or regarding any other obligation or agreement of Borrower, or in the financial condition of Borrower or in the collateral for the Borrower's Obligations.

              12.2  Remedies.   If any one or more Events of Default listed
in Section 12.1 (e)(i)-(v) occur, (a) any further commitments or obligations of the Bank shall be deemed to be automatically and without need for further action terminated, and (b) all Obligations of the Borrower to the Bank, automatically and without need for further action, shall become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. If any one or more Events of Default other than those listed in Section 12.1
(e)(i)-(v) occur, the Bank may, at its option, take either or both of the following actions at the same or different times: (a) terminate any further commitments or obligations of the Bank, and (b) declare all Obligations of the Borrower to the Bank, automatically and without need for further action, to be forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

              In case any such Events of Default shall occur, the Bank shall be entitled to recover judgment against the Borrower for all Obligations of the Borrower to the Bank either before, or after, or during the pendency of any proceedings for the enforcement, of any security interests, mortgages, pledges, or guarantees and, in the event of realization of any funds from any security or guarantee and application thereof to the payment of the Obligations due, the Bank shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid on such Obligations. The Bank shall be entitled to exercise any other legal or equitable right which it may have, and may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and other agreements held by the Bank.


ARTICLE 13 - MISCELLANEOUS

              13.1  Waiver.   No delay or failure of the Bank to exercise any
right, remedy, power or privilege hereunder shall impair the same or be construed to be a waiver of the same or of any Event of Default or an acquiescence therein. No single or partial exercise of any right, remedy, power or privilege shall preclude other or further exercise thereof by the Bank. All rights, remedies, powers, and privileges herein conferred upon the Bank shall be deemed cumulative and not exclusive of any others available.

              13.2  Survival of Representations.   All representations and
warranties contained herein shall survive the execution and delivery of this Agreement and the execution and delivery of other agreements hereunder.

              13.3  Additional Security/Setoff.   The Bank shall have a
security interest in and right of setoff with respect to all deposits or other sums credited by or due from the Bank to the Borrower and any Guarantor, and a security interest in all securities or other property of the Borrower and any Guarantor in the Bank's possession for safekeeping or otherwise with the exception of trust funds or trust accounts held for the benefit of third parties. The Bank's security interest shall secure payment of the Obligations. In the event of any Event of Default under this Agreement, regardless of the adequacy of collateral, without any demand or notice, except as required by applicable law, the Bank may apply or setoff such deposits or other sums and may sell or dispose of any or all of such securities or other property and may exercise any and all rights it may have under the New York Uniform Commercial Code, as in effect from time to time. The rights of the Bank under this Agreement are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities, or other property under other agreements or applicable principles of law. The Bank shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.
              13.4  Notices.   Any notice or demand upon any party hereto
shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person or by nationally recognized overnight courier with receipt requested, or two business days after it is mailed certified mail postage prepaid, return receipt requested, addressed as follows:


              If to Bank:         Fleet Bank
                                  One East Avenue
                                  Rochester, New York 14638
                                  Attention: Corporate Banking Department
                                  Jeffery S. Holmes

              If to Borrower:     Detection Systems, Inc.
                                  130 Perinton Parkway
                                  Fairport, New York 14450
                                  Attention: President

Any party may change, by notice in writing to the other parties, the address to which notices to it shall be sent.

              13.5  Entire Agreement.   This Agreement and the documents
referred to herein embody the entire agreement and understanding among the parties and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall not be changed or amended without the written agreement of all parties hereto. This Agreement embodies all commitments to lend between the Bank and the Borrower and supersedes any prior commitments.

              13.6  Parties in Interest.   All the terms and provisions of
this Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder of notes executed hereunder. Upon any transfer of any Obligation or any interest therein the Bank may deliver or otherwise transfer or assign to the holder any collateral or guarantees for the Obligation, which holder shall thereupon have all the rights of the Bank.

              13.7  Business Days.   Whenever any payment is due, or
obligation is to be performed hereunder on a day not a Business Day, such payment may be made or obligation performed on the next succeeding Business Day. Such extension of time shall, in such case, be included in the computation of any interest or fees.

              13.8  Oral and Telecopy Requests.   As a convenience to the
Borrower, Borrower hereby authorizes the Bank to rely upon requests made by the Borrower or its employees in writing or by telecopy, and to treat such requests as if they were made in a writing delivered to the Bank. Any advance of funds made by the Bank pursuant to any such request shall be deemed to be authorized by the Borrower unless immediately repaid in full.

              13.9  Severability.   In the event that any one or more of the
provisions contained in this Agreement or any other agreement, document, or guarantee related hereto shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreement, document, or guarantee.

              13.10  Governing Law.   This Agreement and the notes and
agreements hereunder, together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York.

              13.11  Participations.   The Bank shall have the right to sell
or repurchase participations in the Obligations without giving prior notice to the Borrower, so long as the Bank retains servicing responsibility with respect to this Agreement and the transactions contemplated hereby.

              13.12  Replacement of Prior Agreements.   This Agreement
supersedes and replaces the Credit Agreement dated December 31, 1991 between the Bank and Detection, as the same was amended, and the credit facilities related thereto.

              13.13 Jurisdiction/TRIAL BY JURY. Borrower consents to jurisdiction and service of process, which may be effected by certified mail, in the courts of the State of New York and in the courts of the United States having jurisdiction thereof.

              BORROWER WAIVES TRIAL BY JURY OF ANY CLAIMS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, THE OBLIGATIONS, AND ALL DOCUMENTS, AGREEMENTS, AND MATTERS RELATED HERETO TO THE FULLEST EXTENT ALLOWED BY LAW.



              IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                  FLEET BANK

                                  By:  /s/ Jeffrey S. Holmes

                                  Title: Vice President


                                  DETECTION SYSTEMS, INC.

                                  By: /s/ Frank J. Ryan

                                  Title: Vice President


                                  RADIONICS, INC.

                                  By: /s/ Frank J. Ryan

                                  Title: Vice President




                           INDEX TO EXHIBITS


EXHIBIT A          -    Revolving Line Note
EXHIBIT B          -    Bridge Loan Note

EXHIBIT A

                          REVOLVING LINE NOTE

$6,500,000                        Dated as of February 12, 1996
                                  Effective as of February 13, 1996

              Unless otherwise expressly provided herein, all capitalized terms in this Revolving Line Note shall have the meanings given to them in the Credit Facility Agreement dated as of February 12, 1996, effective as of February 13, 1996, between the undersigned ("Borrower") and Fleet Bank ("Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

              FOR VALUE RECEIVED, the Borrower, jointly and severally, hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000), or if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower. Bank shall maintain a record of amounts of principal and interest payable by Borrower from time to time, and the records of Bank maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded therein. In addition, Bank may mail or deliver periodic statements to Borrower indicating the date and amount of each advance here-under (but any failure to do so shall not relieve Borrower of the obligation to repay any advance). Unless Borrower questions the accuracy of an entry on any periodic statement within fifteen business days after such mailing or delivery by Bank, Borrower shall be deemed to have accepted and be obligated by the terms of each such periodic statement as accurately representing the advances hereunder. In the event of transfer of this Revolving Line Note, or if the Bank shall otherwise deem it appropriate, Borrower hereby authorizes Bank to endorse on this Revolving Line Note the amount of advances and payments to reflect the principal balance outstanding from time to time. Bank is hereby authorized to honor borrowing and other requests received from purported representatives of Borrower orally, by telecopy, in writing, or otherwise. Oral requests shall be conclusively presumed to have been made by an authorized person and Bank's crediting of Borrower's account with the amount requested shall conclusively establish Borrower's obligation to repay the amount advanced.

              Interest. All outstanding amounts under this Revolving Line Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Revolving Line Note shall become effective automatically and without notice at the time of changes in the Base Rate.

              The Borrower, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Revolving Line Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

              Interest shall be calculated based on actual days elapsed divided by a year of 360 days. Interest shall continue to accrue after maturity at the rate required by this Revolving Line Note until this Revolving Line Note is paid in full. The rate of interest on this Revolving Line Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.
              Payments. Payments of all accrued interest under this Revolving Line Note shall be due and payable on the first day of each month.

              Principal payments also shall be due and payable such that there is no outstanding principal under the Revolving Line for one (1) day in each of Borrower s fiscal years.

              All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

              All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Borrower, Borrower authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Borrower of the obligation to assure that payments are made when due.

              Late Charge. This Revolving Line Note is subject to the late charges provided in the Credit Agreement.

              Maximum Rate. At no time shall Borrower be obligated or required to pay interest under this Revolving Line Note at a rate which exceeds the maximum rate permitted by applicable law or regulation. If by the terms of this Revolving Line Note Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Revolving Line Note shall be deemed to be immediately reduced to such maximum rate and each payment of interest that exceeds such maximum rate shall be deemed a voluntary prepayment of principal.

              Prepayment. This Revolving Line Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

              Holidays. If this Revolving Line Note or any payment hereunder becomes due on a day not a Business Day, the due date of this Revolving
Line Note or payment shall be extended to the next succeeding Business Day, but any interest or fees shall be calculated based upon the actual time of payment.

              Events of Default. At Bank's option, this Revolving Line Note shall become immediately due and payable in full, without further presentment, protest, notice, or demand, upon the happening of any Event of Default.

              Modification of Terms. The terms of this Revolving Line Note cannot be changed, nor may this Revolving Line Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Revolving Line Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Revolving Line Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

              Collection Costs. Borrower on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Revolving Line Note.

              Miscellaneous. To the fullest extent permissible by law, Borrower waives presentment, demand for payment, protest, notice of nonpayment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Line Note. Borrower consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Borrower's obligations under this Revolving Line Note which shall be unconditional.

              Laws. Borrower agrees that this Revolving Line Note shall be governed by the laws of the State of New York.


                                  DETECTION SYSTEMS, INC.


                                  By: /s/ Frank J. Ryan

                                  Title: Vice President



                                  RADIONICS, INC.


                                  By: /s/ Frank J. Ryan

                                  Title: Vice President

                   EXHIBIT B

BRIDGE LOAN NOTE


$17,750,000                            Dated as of February 12, 1996
                                       Effective February 13, 1996

              Unless otherwise expressly provided herein, all capitalized terms in this Bridge Loan Note shall have the meanings given to them in the Credit Facility Agreement dated as of February 12, 1996 and effective as of February 13, 1996 between the undersigned ("Detection"), Radionics, Inc. and Fleet Bank ("Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

              FOR VALUE RECEIVED, Detection hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Seventeen Million Seven Hundred Fifty Dollars ($17,750,000).

              Interest. Outstanding principal amounts under this Bridge Loan Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Bridge Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

              Detection, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Bridge Loan Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

              Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

              Interest shall continue to accrue after maturity at the rate required by this Bridge Loan Note until this Bridge Loan Note is paid in full. The rate of interest on this Bridge Loan Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

              Payments. Payments of all accrued interest under this Bridge Loan Note shall be due and payable on the first day of each month. All Obligations under and related to this Bridge Loan Note shall be due and payable in full on the Revolving Line Termination Date.

              All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Detection, Detection authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Detection of the obligation to assure that payments are made when due.

              Late Charge. This Bridge Loan Note is subject to the late charges provided in the Credit Agreement.

              Maximum Rate. At no time shall Detection be obligated or required to pay interest under this Bridge Loan Note at a rate which exceeds the maximum rate permitted by applicable law or regulation. If by the terms of this Bridge Loan Note Detection is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Bridge Loan Note shall be deemed to be immediately reduced to such maximum rate and each payment of interest that exceeds such maximum rate shall be deemed a voluntary prepayment of principal.

              Prepayment. This Bridge Loan Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

              Holidays. If this Bridge Loan Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Bridge Loan Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment.

              Events of Default. At Bank's option, this Bridge Loan Note shall become immediately due and payable in full upon the happening of any Event of Default.

              Modification of Terms. The terms of this Bridge Loan Note cannot be changed, nor may this Bridge Loan Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Bridge Loan Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Bridge Loan Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

              Collection Costs. Detection on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Bridge Loan Note.

              Miscellaneous. To the fullest extent permissible by law, Detection waives presentment, demand for payment, protest, notice of non-payment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Bridge Loan Note. Detection consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Detection's obligations under this Bridge Loan Note which shall be unconditional.

              Laws. Detection agrees that this Bridge Loan Note shall be governed by the laws of the State of New York.


                                  DETECTION SYSTEMS, INC.


                                  By: /s/ Frank J. Ryan

                                  Title: Vice President